                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  American Express Company
       (Name of Registrant as Specified In Its Charter


.................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       .............................................................
    2) Aggregate number of securities to which transaction applies:
       .............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
    4) Proposed maximum aggregate value of transaction:
       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ..............................................................
    2) Form, Schedule or Registration Statement No.:

       ..............................................................
    3) Filing Party:

       ..............................................................
    4) Date Filed:

       ..............................................................

            AMERICAN EXPRESS COMPANY
            AMERICAN EXPRESS TOWER
[LOGO]      WORLD FINANCIAL CENTER
            NEW YORK, NEW YORK 10285

            ------------------------------

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
            TO BE HELD APRIL 25, 1994
            ------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Express Company, a New York corporation, will be held at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403-2690 (see directions on back cover), on Monday, April 25, 1994 at 10:00 A.M., local time, for the following purposes:

     1. To elect directors;

     2. To ratify the selection by the Company's Board of Directors of Ernst & Young, independent auditors, to audit the accounts of the Company and its subsidiaries for 1994; and

     3. 4. 5. and 6. To consider and vote upon four shareholder proposals relating to cumulative voting, term limits for directors, limitations on executive compensation awards to executive officers, and the CERES Principles, respectively, each of which the Board of Directors opposes.

     To transact such other business as may properly come before the meeting or any adjournment thereof.

                                      By Order of the Board of Directors:
                                               STEPHEN P. NORMAN
                                                   Secretary

March 14, 1994

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                  This Statement is printed on recycled paper.
                                 [LOGO]

                            AMERICAN EXPRESS COMPANY
  [LOGO]                     AMERICAN EXPRESS TOWER
                             WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285

                                                                  March 14, 1994

                                PROXY STATEMENT

VOTE BY PROXY

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on Monday, April 25, 1994, and any adjournment thereof. A copy of the notice of the meeting is attached. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about March 16, 1994.

     You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, sign and date the enclosed proxy and return it in the enclosed prepaid envelope. Shareholders have the right to revoke their proxies at any time prior to the time their shares are actually voted. If a shareholder attends the meeting and desires to vote in person, his or her proxy will not be used.

     The enclosed proxy indicates on its face the number of common shares registered in the name of each shareholder of record on March 7, 1994, including shares that may have accumulated through automatic reinvestment of dividends in the Company's Shareholder's Stock Purchase Plan.

     Proxies furnished to employees indicate the number of shares credited to their incentive savings plan and employee stock ownership and purchase plan accounts. Accordingly, proxies returned by employees who participate in such plans will be considered to be voting instructions to the respective plan trustees or administrators with respect to shares credited to such accounts.

CONFIDENTIAL VOTING

     As a matter of Company practice, the proxies, ballots and voting tabulations relating to individual shareholders are kept private by the Company. Such documents are available for examination only by the Inspectors of Election and certain employees of the Company's independent tabulating agent engaged in processing proxy cards and tabulating votes. The vote of any individual shareholder is not disclosed to management except as may be necessary to meet legal requirements. However, all comments directed to management from shareholders, whether written on the proxy card or elsewhere, will be forwarded to management.

GENERAL

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

     FOR the election of all nominees for director named herein,

     FOR ratification of the selection of Ernst & Young as independent auditors for 1994,

     AGAINST the shareholder proposal relating to cumulative voting,

     AGAINST the shareholder proposal relating to term limits for directors,

     AGAINST the shareholder proposal relating to executive compensation, and

     AGAINST the shareholder proposal relating to the CERES Principles.

     In the event a shareholder specifies a different choice on the proxy, his or her shares will be voted in accordance with the specification so made.

     The Company's 1993 Annual Report has been mailed to shareholders in connection with this solicitation. A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, EXCLUSIVE OF CERTAIN EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO STEPHEN P. NORMAN, SECRETARY, AMERICAN EXPRESS COMPANY, AMERICAN EXPRESS TOWER, WORLD FINANCIAL CENTER, NEW YORK, NEW YORK 10285-5000.

COST OF PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile transmission or telegram. The Company has engaged the firm of Morrow & Co. to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Morrow & Co. a fee of $12,500 plus expenses for its services.

     The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission ("SEC"), the New York Stock Exchange and other exchanges, for sending proxies and proxy material to the beneficial owners of common shares.

THE SHARES VOTING

     The only voting securities of the Company are common shares, of which there were 491,387,952 shares outstanding as of March 7, 1994, each share being entitled to one vote. To the knowledge of management, no person beneficially owns more than five percent of the outstanding voting shares of the Company. The closing price of the Company's common shares on

March 7, 1994, as reported by the New York Stock Exchange Composite Transactions Tape, was $28.75 per share.

VOTE REQUIRED

     The 15 nominees receiving the greatest number of votes cast by the holders of the Company's common shares entitled to vote at the meeting will be elected directors of the Company.

     The affirmative vote of a majority of the votes cast at the meeting is necessary for the ratification of the selection of auditors and approval of each of the shareholder proposals.

METHOD OF COUNTING VOTES

     Each common share is entitled to one vote. Votes will be counted and certified by the Inspectors of Election, who are employees of Chemical Bank, the Company's independent Transfer Agent and Registrar. Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast in connection with the selection of auditors and approval of the various shareholder proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

     The New York Stock Exchange has informed the Company that both of management's proposals are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the shareholders' meeting. However, the four shareholder proposals are "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on these items. Such "broker non-votes" will not be considered as votes cast in determining the outcome of the shareholder proposals.

SHAREHOLDERS ENTITLED TO VOTE

     Only shareholders of record at the close of business on March 7, 1994 will be entitled to notice of and to vote at the Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 1, 1994, beneficial ownership of common shares of the Company by each current director and nominee for director and by all current directors and executive officers of the Company as a group. Except as described below, each of the persons and group listed below has sole voting and investment power with respect to the shares shown. No current director or nominee beneficially owns any of the Company's outstanding preferred shares.

                                                                                 NUMBER OF
                                                                              AMERICAN EXPRESS
                 NAMES OF DIRECTORS                 NUMBER OF AMERICAN          COMMON SHARES
                    AND NOMINEES                      EXPRESS COMMON        WHICH MAY BE ACQUIRED
                --------------------                SHARES OWNED (1)(2)      WITHIN 60 DAYS (3)
                                                    -------------------     ---------------------
    Anne L. Armstrong............................            1,500                    6,666
    William G. Bowen.............................            1,800                    4,666
    David M. Culver..............................            1,248                    6,666
    Charles W. Duncan Jr.........................           52,060                    6,666
    George M. C. Fisher..........................            1,000                    2,666
    Richard M. Furlaud...........................           25,000                    6,666
    Harvey Golub.................................          226,861                  405,602
    Beverly Sills Greenough......................            1,500                    2,666
    F. Ross Johnson..............................            9,000                    6,666
    Vernon E. Jordan Jr..........................            1,743                    6,666
    Henry A. Kissinger...........................            2,400                    6,666
    Drew Lewis...................................           15,000                    6,666
    Aldo Papone..................................           37,279                    1,666
    Roger S. Penske..............................           10,000                    4,666
    Frank P. Popoff..............................            1,000                    2,666
    Jeffrey E. Stiefler..........................          102,834                  165,992
    All current Directors and Executive Officers
      as a group (26 individuals) (4)............        1,032,295(5)             1,906,829

- - - ---------------

     (1) The number of shares owned by Mr. Golub, Mr. Stiefler and all current directors and executive officers as a group includes 511, 164 and 25,583 shares held in their respective employee benefit plan accounts as of dates ranging from December 30, 1993 to February 28, 1994.

     In addition to the share amounts shown in this column, the following directors have invested all or a portion of their directors' fees in Company Common Share Equivalent Units as of December 31, 1993 under the Directors' Deferred Compensation Plan described on page 10: Mrs. Armstrong - 4,562; Mr. Duncan-17,628; Mr. Furlaud-24,612; Mr. Jordan-10,239; and Dr. Kissinger-3,335.

     The number of common shares shown does not include shares as to which the nominees and all current directors and executive officers as a group have disclaimed beneficial ownership, as follows: 400 shares owned by the wife of Mr. Culver, 2,018 shares held by a trust of which Mr. Culver is a co-trustee, 6,060 shares held by Duncan Investors Ltd. of which Mr. Duncan is a partner, 5,000 shares owned by the wife of Mr. Johnson, 2,116 shares owned by a child of Mr. Golub, and 19,336 shares disclaimed by all current directors and executive officers as a group.

     (2) The number of shares owned by Mr. Golub, Mr. Stiefler and all current directors and executive officers as a group includes 157,500, 73,500 and 583,000 shares, respectively, of restricted stock, as to which shares the holders possess sole voting power, but no investment
                                       4

power, during the restricted period. Restrictions on the sale or transfer of such restricted stock lapse over a period of years ending in the year 2001.

     (3) Shares shown include common shares subject to stock options and common shares issuable upon conversion of convertible debentures. Mr. Golub, Mr. Stiefler and all current directors and executive officers as a group hold debentures that are convertible into 10,269, 2,326 and 27,345 shares, respectively.

     (4) The Company's current directors and executive officers as a group beneficially owned approximately 2.9 million of the Company's common shares as of March 1, 1994, representing approximately .006 or six-tenths of one percent of the Company's then outstanding common shares. In addition, the Company's current directors and executive officers as a group beneficially owned 1,000 of the common shares of First Data Corporation ("FDC") as of March 1, 1994, representing approximately .0009 of one percent of FDC's then outstanding common shares. No current director or nominee beneficially owns any common shares of FDC. As of March 1, 1994, the Company owned approximately 22 percent of the issued and outstanding common shares of FDC.

     (5) The number of common shares shown also includes 1,100 shares held by a trust of which an executive officer is co-trustee and 288 shares owned by minor children of such executive officer.


SECURITY OWNERSHIP OF NAMED EXECUTIVES

     The following table sets forth, as of March 1, 1994, beneficial ownership of common shares of the Company by Harvey Golub, Chief Executive Officer of the Company, each of the four most highly compensated executive officers of the Company at the end of 1993 other than Mr. Golub, and certain other individuals who are named in the Summary Compensation Table on page 21 (collectively, the "named executives"). Except as described below, each of the named executives has sole voting and investment power with respect to the shares shown. None of the named executives beneficially owns any of the Company's outstanding preferred shares:

                                                                      NUMBER OF
                                        NUMBER OF AMERICAN        AMERICAN EXPRESS
                                          EXPRESS COMMON            COMMON SHARES
                  NAME                   SHARES OWNED (1)       WHICH MAY BE ACQUIRED      PERCENT OF
                  -----                        (2)               WITHIN 60 DAYS (3)        CLASS (%)
                                        ------------------      ---------------------      ----------
    H. Golub.........................         226,861                  405,602                0.13%
    J.E. Stiefler....................         102,834                  165,992                0.05
    J.S. Linen (4)...................         159,914                  303,198                0.09
    K.I. Chenault....................          67,366                  194,726                0.05
    R.H. Ballou......................          63,863                  137,933                0.04
    H.L. Clark Jr....................          90,077                  366,587                0.09
    J.D. Robinson III (5)............         348,898                  272,425                0.13

- - - ---------------

     (1) The number of shares owned by Messrs. Golub, Stiefler, Linen, Chenault, Ballou and Clark Jr. includes 511, 164, 6,360, 4,041, 2,852 and 8,166 shares held in their respective incentive
                                       5

savings plan and employee stock ownership plan accounts as of dates ranging from December 30, 1993 to February 28, 1994.

     The number of common shares shown does not include shares as to which Messrs. Golub, Chenault and Robinson have disclaimed beneficial ownership, as follows: 2,116 shares owned by a child of Mr. Golub, 3,042 shares held by Mr. Chenault's wife as trustee or custodian for their minor children, and 1,540 shares owned by the wife of Mr. Robinson.

     (2) The number of shares owned by Messrs. Golub, Stiefler, Linen, Chenault, Ballou and Clark Jr. includes 157,500, 73,500, 54,500, 49,500, 44,500 and 23,000 shares, respectively, of restricted stock, as to which shares the holders possess sole voting power, but no investment power, during the restricted period. The number of shares owned by Mr. Robinson includes 69,686 shares of such restricted stock. Restrictions on the sale or transfer of such restricted stock lapse over a period of years ending in the year 2001.

     (3) Shares shown include common shares subject to stock options and common shares issuable upon conversion of convertible debentures. Messrs. Golub, Stiefler, Linen, Chenault and Clark Jr. hold debentures that are convertible into 10,269, 2,326, 8,198, 3,460 and 6,921 shares, respectively. Mr. Robinson holds debentures that are convertible into 12,425 common shares.

     (4) The number of common shares owned by Mr. Linen includes 1,100 shares held by a trust of which he is a co-trustee and 288 shares owned by his minor children.

     (5) Mr. Robinson also beneficially owns 7,000 FDC common shares. The other named executives do not beneficially own any FDC common shares. In addition, Mr. Robinson's wife owns 2,500 FDC common shares, beneficial ownership of which has been disclaimed by Mr. Robinson.

                           GOVERNANCE OF THE COMPANY

     In accordance with applicable New York State law, the business of the Company is managed under the direction of its Board of Directors. Traditionally, the large majority of directors has consisted of persons who are neither officers nor employees of the Company or any of its subsidiaries. Of the 15 director nominees, only Messrs. Golub and Stiefler are employees of the Company or a subsidiary. George M.C. Fisher is not standing for re-election as a director on April 25, 1994 in order to devote more time to his new duties as chief executive officer of Eastman Kodak Company.

     There are currently six standing committees of the Board of Directors. Committee membership, the number of committee meetings held during 1993 and the functions of those committees are described below.

AUDIT COMMITTEE

     The current members of the Audit Committee are Charles W. Duncan Jr. (Chairman), William G. Bowen, Beverly Sills Greenough and Vernon E. Jordan Jr.

     The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its subsidiaries. The Committee has general responsibility for reviewing with management the financial controls, accounting, and audit and reporting activities of the Company and its subsidiaries. The Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit, reviews their non-audit services and related fees, reviews their management comment letters and annually reviews the status of significant current and potential legal matters. In addition, the Committee reviews the scope of the internal auditors' plans each year and the results of their audits. The Committee also reviews the distribution of and compliance with the Company's Code of Conduct, which is sent periodically to employees of the Company and its subsidiaries around the world, and receives reports as to any exceptions. The Committee is also empowered to conduct its own investigations into issues related to the aforementioned responsibilities and to retain independent counsel or outside experts for such purposes.

     During 1993 the Audit Committee met five times.

COMPENSATION AND BENEFITS COMMITTEE

     The current members of the Compensation and Benefits Committee are Roger S. Penske (Chairman), Anne L. Armstrong, George M. C. Fisher and F. Ross Johnson.

     The Compensation and Benefits Committee consists solely of directors who are not current or former employees of the Company or a subsidiary and oversees incentive compensation plans for officers and key employees, approves standards for setting compensation levels for Company executives and administers the Company's executive incentive compensation plans for senior executives. The Committee also approves the compensation of certain employees whose salaries are above specified levels and makes recommendations to the Board for approval as required. The Committee conducts an annual review of the performance of the Company's Chief Executive Officer. It also reviews senior management development programs and appraises senior management's performance. The Committee is authorized to hire and regularly consult with independent compensation advisors.

     The Committee represents the Board in discharging its responsibilities with respect to the Company's employee pension, savings and welfare benefit plans. It appoints the members of management who serve on the Employee Benefits Administration Committee and the Benefit Plans Investment Committee, which are responsible, respectively, for the administration of the plans of the Company and for the custody and management of assets of those plans that are funded. The Committee receives periodic reports from the Administration and Investment Committees on their activities.

     During 1993 the then-combined Compensation, Benefits and Nominating Committee met seven times.

COMMITTEE ON DIRECTORS

     The current members of the Committee on Directors are Vernon E. Jordan Jr. (Chairman), Anne L. Armstrong, David M. Culver, Charles W. Duncan Jr. and Richard M. Furlaud.

     The Committee on Directors identifies and recommends candidates for election to the Board. It advises the Board on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors, and compensation and benefit programs for non-employee directors. The Committee makes recommendations relating to the duties and membership of committees of the Board.

     The Committee recommends processes to evaluate the performance and contributions of individual directors and the Board as a whole and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board.

     The Committee also considers candidates recommended by shareholders. Any shareholder who wishes to recommend a candidate for election to the Board should submit such recommendation to the Secretary of the Company. The submission should include a statement of the candidate's business experience and other business affiliations and confirmation of the candidate's willingness to be considered as a nominee.

     The Committee on Directors was established as a separate committee in January 1994.

EXECUTIVE COMMITTEE

     The current members of the Executive Committee are Richard M. Furlaud (Chairman), William G. Bowen, David M. Culver, Charles W. Duncan Jr., Harvey Golub and Roger S. Penske.

     The Executive Committee is empowered to meet in place of the full Board when emergency issues or scheduling makes it difficult to convene all of the directors. The Committee may act on behalf of the Board on all matters permitted by New York State law. All actions taken by the Committee must be reported at the Board's next meeting.

     During 1993 the Executive Committee met once.

FINANCE COMMITTEE

     The current members of the Finance Committee are David M. Culver (Chairman), Henry A. Kissinger, Drew Lewis and Frank P. Popoff.

     The Finance Committee oversees the investing of the Company's funds, reviews the parameters of investment programs, receives reports on the progress of investment activities and considers strategies as they relate to changing economic and market conditions. The Committee's duties also include responsibility for reviewing with management the capital needs and allocations of the Company and its subsidiaries, including the Company's external and intra-company dividend policies. The Committee also provides consultation on the financial aspects of divestitures, acquisitions, major capital commitments, major borrowings and proposed issuances of debt or equity securities, whether privately or publicly distributed.

     During 1993 the Finance Committee met three times.

PUBLIC RESPONSIBILITY COMMITTEE

     The current members of the Public Responsibility Committee are William G. Bowen (Chairman), Beverly Sills Greenough, Vernon E. Jordan Jr. and Aldo Papone.

     The Public Responsibility Committee reviews and considers the Company's position and practices on issues in which the business community interacts with the public, such as consumer policies, employment opportunities for minorities and women, protection of the environment, purchasing from minority-owned businesses, philanthropic contributions, privacy, shareholder proposals involving issues of public interest, and similar issues, including those involving the Company's positions in international affairs.

     During 1993 the Public Responsibility Committee met three times.

DIRECTORS' FEES AND OTHER COMPENSATION

     Directors who are not current employees of the Company or one of its subsidiaries receive a retainer of $16,000 per quarter with the proviso that directors who attend fewer than 75 percent of the meetings of the Board and committees on which they serve do not receive the fourth quarterly retainer. Each non-employee director who serves as the chairman of one of the Board's standing committees receives an annual retainer of $10,000. Directors do not receive separate fees for attendance at Board or committee meetings. Directors are reimbursed for their customary and usual expenses incurred in attending Board, committee and shareholder meetings, including those for travel, food and lodging. Directors who are current employees of the Company or a subsidiary receive no fees for service on the Board or Board committees of the Company or any of its subsidiaries. On February 22, 1993, Mr. Furlaud became non-executive Chairman of the Board of the Company, a position he held until August 1, 1993. During 1993 Mr. Furlaud received a nonqualified stock option grant of 30,000 shares at $28.25 per share, the fair market value on the date of grant. The Company has agreed to pay on Mr. Furlaud's behalf approximately $3,400 for financial counseling fees and related tax expense incurred as a result of his service to the Company.

     The Company maintains a Retirement Plan for Non-Employee Directors. The plan is an unfunded, nonqualified plan that covers directors of the Company who are not current or former employees of the Company or its subsidiaries. Such non-employee directors who serve at least five full years are eligible to receive, upon their retirement from the Board of Directors, an annual benefit of $30,000. The benefit will be payable for a period of years equal to the number of full years of service as a director or until death occurs, whichever is earlier. In addition, the Board, upon recommendation of the Committee on Directors, has the discretion to grant an appropriate amount of such retirement benefits to any non-employee director who does not otherwise qualify for a retirement benefit under the plan. The Company also provides each non-employee director with group term life insurance coverage of $50,000 and accidental death and dismemberment insurance coverage of $300,000. Non-employee directors are also eligible to purchase $50,000 of additional group term life insurance coverage.

     The Company has established a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their compensation in either a cash-based account or in Company Common Share Equivalent Units until retirement or another specified date. During 1993 deferred amounts credited to the cash-based account earned interest at a rate equivalent to the Moody's Average Corporate Bond Yield, and amounts credited to the Company Common Share Equivalent Units were valued on the basis of the price of the Company's common shares, plus reinvested dividend equivalents. At the present time six current directors participate in the plan.

     In 1993 shareholders of the Company approved a new Directors' Stock Option Plan, which provides for the automatic annual grant to each non-employee director of a nonqualified option to purchase 1,000 common shares of the Company, as of the date of each annual meeting of shareholders at which the director is elected or re-elected, commencing with the 1994 annual meeting. The option exercise price is 100 percent of the fair market value of a common share on the date of grant. Each option has a ten-year term and generally becomes exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Except as indicated above with respect to Mr. Furlaud, no stock options were granted to any non-employee director under any stock option or incentive plan of the Company during 1993.

     In 1988 as part of its overall program to promote charitable giving as a means to enhance the quality of life in the many communities in which the Company's businesses operate, the Company established a Directors' Charitable Award Program pursuant to which the Company has purchased life insurance policies on the lives of participating directors and advisors to the Board who previously served as directors. Upon the death of an individual director or advisor, the Company receives a $1 million death benefit, or $500,000 in the case of an advisor. The Company in turn will donate one-half of the individual death benefit to the American Express Foundation and one-half to one or more qualifying charitable organizations recommended by the individual director or advisor. Individual directors and advisors derive no financial benefit from this program since all charitable deductions accrue solely to the Company. The program results in only nominal cost to the Company, and benefits paid to the Company's Foundation may reduce the amount of funding that the Company provides to the Foundation.

     During 1993 Messrs. Culver, Furlaud and Penske each received an annual retainer of $20,000 for service as a director of Shearson Lehman Brothers Holdings Inc. (renamed Lehman Brothers Holdings Inc. in August 1993) ("LBH"). In addition, each received a fee of $750 for attendance at each LBH board meeting and a fee of $500 for attendance at each meeting of a board committee. During 1993 Messrs. Culver, Furlaud and Penske served on the Finance Committee of LBH (Mr. Penske from March 1993), of which committee Mr. Culver was chairman for most of the year. Mr. Penske also served on the Audit Committee of LBH until March 1993. Mr. Culver received an annual retainer of $5,000 for serving as chairman of the Finance Committee. Mr. Furlaud received an annual retainer of $2,500 for serving on the Finance Committee, and Mr. Penske received an annual retainer of $2,500 for serving on the Audit Committee and thereafter on the Finance Committee. The above retainers and meeting fees have been in effect during 1994.

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
     In addition, Messrs. Culver, Furlaud and Penske are eligible to participate in the LBH Retirement Plan for Non-Employee Directors and the LBH Deferred Compensation Plan for Non-Employee Directors, which are similar to the Company's plans described above.

     Messrs. Duncan and Papone serve as directors of American Express Bank Ltd. ("AEB"), for which each receives an annual retainer of $20,000 and fees of $1,000 for attendance at each board meeting. Mr. Duncan also receives an annual retainer of $5,000 as chairman of the Audit Committee and $750 for attendance at each committee meeting.

     Effective December 31, 1990, Mr. Papone retired as Chairman and Chief Executive Officer of American Express Travel Related Services Company, Inc. ("TRS"). Mr. Papone is continuing to serve as a director of the Company. During 1993 Mr. Papone served as Senior Advisor and provided consulting services individually and through his firm to the Company and TRS pursuant to two consulting agreements for terms that ended December 31, 1993, for which he received compensation of $18,750 per month under the Company agreement and $250,000 for 1993 under the TRS agreement. The Company renewed these arrangements for 1994.

     In 1993 the Company paid Kissinger Associates, Inc., of which Dr. Kissinger is chairman, $100,000 for consulting and international advisory services. In addition, during 1993 LBH paid Kissinger Associates a fee of $20,833 per month to provide consultation and services relating to certain areas of the world where rapidly changing events have caused economic and political volatility.

                             ELECTION OF DIRECTORS

     An entire Board of Directors, consisting of 15 members, is to be elected at the meeting, to hold office until the next Annual Meeting of Shareholders. In the case of a vacancy, the Board of Directors, upon the recommendation of the Committee on Directors, may elect another director as a replacement or may leave the vacancy unfilled. Decisions regarding the election of new directors during the year normally are based upon such considerations as the size of the Board and the need to obtain fresh perspectives or to replace the particular skills or experience of former directors.

     During 1993 the Board of Directors met 12 times and each of the current directors attended more than 75 percent of the meetings of the Board and of the Board committees on which the director served, except for Mr. Jordan, who attended 70 percent of such meetings.

     Unless authority to vote is withheld, the persons specified in the enclosed proxy intend to vote for the following nominees, all of whom have consented to being named in this proxy statement and to serving if elected. Although management knows of no reason why any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person in the event any nominee is unable to serve.

     The following information is provided with respect to the nominees for directorships. Italicized wording indicates principal occupation.

ANNE L. ARMSTRONG        Director since 1983                    Age 66
Chairman of the Board of Trustees, Center for Strategic and International Studies, 1987 to present; Chairman, President's Foreign Intelligence Advisory Board, 1981 to 1990; United States Ambassador
to Great Britain and Northern Ireland, 1976 to 1977; Director,
General Motors Corporation, Halliburton Company, Boise Cascade Corporation and Glaxo Holdings Plc.; Member, Board of Regents, Smithsonian Institution.
WILLIAM G. BOWEN         Director since 1988                    Age 60
President, The Andrew W. Mellon Foundation, a not-for-profit corporation engaged in philanthropy, 1988 to present; President, Princeton University, 1972 to 1988; Director, Merck, Inc. and
Reader's Digest Association Inc.; Member, Board of Trustees, Denison
University.
DAVID M. CULVER          Director since 1980                    Age 69
Chairman, CAI Capital Corporation, a Canadian-based equity investment fund, 1990 to present; Chairman, D. Culver & Co. Investments, Inc., a private investment firm, 1989 to present; Chairman and Chief
Executive Officer, Alcan Aluminium Limited, a Canadian-based multina-tional company engaged in all aspects of the aluminum business, 1987 to 1989, President and Chief Executive Officer, 1979 to 1987; Director, American Cyanamid Company, The Seagram Company Ltd. and Lehman Brothers Holdings Inc.; Honorary Chairman, Business Council on National Issues; Member, International Council of J. P. Morgan & Co., Advisory Council of the Institute of International Studies of
Stanford University, Board of Governors of The Joseph H. Lauder Institute of Management and International Studies (University of Pennsylvania) and Board of Trustees of the Lester B. Pearson College of the Pacific.
CHARLES W. DUNCAN JR.    Director since 1981                    Age 67
Private Investor, 1985 to present; Director, American Express Bank Ltd., Chemical Banking Corporation, The Coca-Cola Company, Newfield Exploration Company, Panhandle Eastern Corporation, Texas Commerce Bancshares, Inc., United Technologies Corporation and The Robert A. Welch Foundation; Chairman of the Board of Governors, Rice
University; Member, Council on Foreign Relations.
RICHARD M. FURLAUD       Director since 1972                    Age 70
Private Investor. Chairman of the Executive Committee, American Express Company, August 1993 to present, Chairman of the Board, February 1993 to August 1993; President and Director, Bristol-Myers Squibb Company, a pharmaceutical and health care products company, 1989 to 1991; Chairman and Chief Executive Officer, Squibb Corporation, 1968 to 1989; Director, International Flavors & Fragrances, Inc. and Lehman Brothers Holdings Inc.; Chairman, Board
of Trustees, The Rockefeller University; Trustee, John M. Olin Foundation; Member, Council on Foreign Relations and Board of Overseers of Memorial Sloan-Kettering Cancer Center.
HARVEY GOLUB             Director since 1990                    Age 55
Chairman and Chief Executive Officer, American Express Company,
August 1993 to present, President and Chief Executive Officer, February 1993 to August 1993, President, 1991 to 1993, Vice Chairman, 1990 to 1991; Chairman and Chief Executive Officer, American Express Travel Related Services Company, Inc., 1991 to present; Chairman, IDS Financial Corporation, 1990 to 1992, Chairman and Chief Executive Officer, 1990 to 1991, President and Chief Executive Officer, 1984 to 1990; Director, American Express Bank Ltd. and Lehman Brothers Holdings Inc.

BEVERLY SILLS GREENOUGH  Director since 1990                    Age 64
Chairman, Lincoln Center for the Performing Arts, effective June
1994; Managing Director, Metropolitan Opera, 1991 to present; General Director and President, New York City Opera, 1979 to 1990; Director, Time-Warner Inc., R.H. Macy & Co., Inc. and Human Genome Sciences, Inc.; Member, President's Task Force on the Arts; National Chairperson, March of Dimes Birth Defects Foundation.
F. ROSS JOHNSON          Director since 1986                    Age 62
Chairman and Chief Executive Officer, RJM Group, a management advisory and investment firm, 1989 to present; President and Chief Executive Officer, RJR Nabisco, Inc., an international tobacco and consumer food products company, 1987 to 1989, President and Chief Operating Officer, 1985 to 1987; Director, National Service Industries, Inc., Power Corporation of Canada, Archer Daniels Midland Company and Noma Industries Ltd.; Chairman, Bionaire, Ltd.; former Chairman, Economic Club of New York.
VERNON E. JORDAN JR.     Director since 1977                    Age 58
Senior Partner, Akin, Gump, Strauss, Hauer & Feld, L.L.P., attorneys, Washington, D.C. and Dallas, Texas, 1982 to present; Director,
Bankers Trust Company, Bankers Trust New York Corporation, Xerox Corporation, J.C. Penney Company Inc., Dow Jones & Company, Inc., Corning, Incorporated, Revlon Group, Inc., RJR Nabisco, Inc., Ryder Systems, Inc., Sara Lee Corporation and Union Carbide Corporation; Trustee, The Brookings Institution, Ford Foundation and Taconic Foundation; Member, Board of Governors, Joint Center for Political
and Economic Studies; Chairman of the Board, National Academy
Foundation.
HENRY A. KISSINGER       Director since 1984                    Age 70
Chairman, Kissinger Associates, Inc., an international consulting firm, 1982 to present; former Secretary of State of the United
States; former Chairman, National Bipartisan Commission on Central America; Director, Continental Grain Corporation, CBS Inc., Revlon Group, Inc., Freeport-McMoran, Inc. and Trust Company of the West; Honorary Director, R.H. Macy & Co., Inc.; Counselor, International Advisory Committee of Chase Manhattan Bank and Chairman, Interna-tional Advisory Board of American International Group Inc.; Honorary Governor, Foreign Policy Association; Counselor and Trustee, Center for Strategic and International Studies; Trustee, Metropolitan Museum of Art.
DREW LEWIS               Director since 1986                    Age 62
Chairman and Chief Executive Officer, Union Pacific Corporation, a transportation, energy and environmental services company, 1987 to present; Director, Ford Motor Company, American Telephone and Telegraph Company, The Rockefeller Group, Inc. and FPL Group, Inc.
ALDO PAPONE              Director since 1990                    Age 61
Senior Advisor, American Express Company, 1991 to present; Chairman and Chief Executive Officer, American Express Travel Related Services Company, Inc., 1989 to 1990, President and Chief Operating Officer, 1985 to 1989; Director, American Express Bank Ltd., Lotus Develop-ment Corporation, Springs Industries, Inc., Hospital for Special Surgery and The National Corporate Theatre Fund.

ROGER S. PENSKE          Director since 1988                    Age 57
Chairman and Chief Executive Officer, Detroit Diesel Corporation, a manufacturer of diesel engines, 1988 to present; President and Chief Executive Officer, Penske Truck Leasing Corporation, a truck leasing and rental company, 1969 to present; Director, Philip Morris
Companies Inc., Conner Peripherals, Inc. and Lehman Brothers Holdings Inc.; Trustee, Henry Ford Museum and Greenfield Village.
FRANK P. POPOFF          Director since 1990                    Age 58
Chairman and Chief Executive Officer, The Dow Chemical Company, a producer of chemicals and chemical products, 1992 to present, President and Chief Executive Officer, 1987 to 1992; Director, Marion Merrell Dow Inc., DowElanco, Dow Corning Corporation, U S WEST, Inc. and Chemical Financial Corporation; Member, Indiana University School of Business Dean's Advisory Council, U.S. Council for International Business, Chemical Manufacturers Association, Policy Committee, The Business Roundtable, and The Business Council.
JEFFREY E. STIEFLER      Director since 1993                    Age 47
President, American Express Company, August 1993 to present;
President and Chief Executive Officer, IDS Financial Corporation, a national financial planning, insurance and investment advisory firm, 1991 to 1993, President 1990 to 1991, Executive Vice President, Sales and Marketing 1987 to 1990; Director, American Express Bank Ltd., National Computer Systems, Inc., the University of Minnesota Carlson School of Business and The Children's Theatre Company.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation programs for the Company's executive officers are administered by the Compensation and Benefits Committee of the Company's Board of Directors (the "Committee"). The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. The Committee has access to independent compensation consultants and to independent compensation data. The Committee presents the following report on compensation in 1993 for the Company's current executive officers and retired Chief Executive Officer. (Mr. Clark Jr. was an executive officer of the Company in January 1993 only, and his 1993 full year compensation was administered by the Finance Committee of the LBH Board of Directors, a committee composed of non-employee directors of LBH.)

OVERVIEW AND PHILOSOPHY

     In 1992 the Committee adopted a written statement of executive compensation purposes, guiding principles and program design guidelines to guide its evaluation and determination of executive compensation programs. This statement was developed by the Committee with the advice of an independent compensation consultant familiar with compensation policies at other major corporations and was based on objectives that the Committee had developed over a number of years. The statement identifies that the purposes of the Company's executive compensation programs are to:

     -- Attract, motivate and retain the highest quality executives.

     -- Align their interests with those of the Company's long-term investors.

     -- Incent them to achieve tactical and strategic objectives in a manner consistent with the Company's announced values.

     In furtherance of these objectives, the statement provides that the Company's executive compensation policies and programs are designed to:

     -- Focus participants on high-priority goals to increase shareholder value.

     -- Reinforce American Express Quality Leadership ("AEQL") as the Company's total quality management process to meet or exceed the expectations of the Company's three key constituencies: shareholders, customers and employees.

     -- Encourage behaviors that exemplify core values that the Company believes are necessary for outstanding customer service, a leadership position, and providing increased shareholder value. These values relate to customers, quality of performance, employees, integrity, teamwork and good citizenship.

     -- Assess performance based on results and pre-set goals. Establish goals that link the business activities of each individual and team to the goals of the applicable business unit and the Company.

     -- Encourage executive stock ownership to promote a proprietary interest in the success of the Company.

     In November 1993 the Committee adopted mandatory stock ownership levels for approximately 175 senior executives to further link executive and shareholder interests. Each executive officer of the Company is required over a period of time to attain an ownership level of Company shares with value equal to a multiple of base salary. For executive officers, the applicable multiple ranges from two times to five times base salary, depending on job title and responsibilities. In the case of Mr. Golub, the multiple is five times his base salary. Restricted stock awards will not count toward the requirement.

     In November 1993 the Committee also adopted the 1994 Pay for Performance Deferral Program, which allows elective deferral by eligible participants of compensation up to a maximum of one times base salary. The program credits interest equivalents on deferred amounts based on the Company's reported annual return on equity ("ROE"). Deferred balances would be reduced in value if the annual ROE is zero or less for a given year. If a participant elects to defer any compensation under this program, he or she must defer such compensation for at least five years. Payments under the program will not be made until they are fully deductible under Section 162(m) of the U.S. Internal Revenue Code of 1986, described below. Deferred amounts are linked to Company performance until paid out.

     In 1993 Congress enacted Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), effective for taxable years commencing 1994. This legislation generally limits the Company's deduction to $1 million per year per executive for certain compensation paid to each of its Chief Executive Officer ("CEO") and the four highest compensated executives other than the CEO named in the applicable proxy statement (the "covered executives"). The

Code and current proposed regulations issued under the Code contain certain exclusions from this limitation and provide transition rules and relief, as applicable, for shareholder approval and other requirements with respect to awards under certain plans previously approved by shareholders, such as the Company's 1989 Long-Term Incentive Plan ("1989 LTIP"). In general, the proposed regulations exclude from this limitation compensation that is calculated based on "objective" performance criteria (as defined). The proposed regulations would not exclude from this limitation compensation that is calculated based on achievement of a range of quantitative and qualitative criteria with full discretion by the Committee to evaluate performance.

     The Committee is reviewing the Company's executive compensation programs for covered executives in light of the proposed regulations. The Committee's policy is to award compensation for covered executives that will be deductible without limitation where design of a formula-based program will further the purposes of the Company's executive compensation programs described above. However, the Committee considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible. The Internal Revenue Service ("IRS") regulations under Section 162(m) are not in final form. The Committee will consider further changes, consistent with the Committee's policy, when the IRS adopts final regulations.

EXECUTIVE OFFICER COMPENSATION FOR 1993

     Individual executive officer compensation for 1993 included base salary, annual incentive bonus and long-term incentive compensation. The Committee established base salary, bonus and long-term incentive award guidelines for each executive officer position based on job responsibilities and a review of compensation practices for comparable positions at other major corporations. (These major corporations consist of over 50 companies that compete with the Company and its subsidiaries in their primary lines of business or for executive talent, or are of comparable size and scope of operations. The comparative group was selected with the help of an outside consultant, and includes companies in the Standard & Poor's 500 Index and not in the Standard & Poor's Financials.) The Committee considers the compensation practices of the comparative group when it determines total compensation guidelines. A salary range is established for each position using the 50th percentile of the comparative group to determine the midpoint of the salary range, subject to Committee adjustment based on relative job responsibilities within the executive officer group. A merit increase in base salary for an executive officer within the range is based on individual performance. In 1993 the Committee continued the practice of extending the time interval between merit increases of base salary to 18 months or longer, except in the case of promotions or other job changes or where warranted by special circumstances.

     The Committee established incentive bonus targets for 1993 for each executive officer using the 50th to 65th percentile of the comparative group to determine the target, subject to Committee adjustment based on job responsibilities. (The Committee established guidelines for actual bonus awards from zero to two times the target based on performance and retained discretion to make awards outside the guidelines for unusual performance.) Actual bonus awards were determined by the Committee based on the Committee's assessment of the executive's contributions to either Company or business unit results in the following five related performance areas. In each performance area the Committee looked at results that it considered indicative of performance, as follows: shareholder value (as indicated, for example, by shareholder return, net income growth and return on equity), customer satisfaction (as indicated, for example, by customer satisfaction measures, client retention and growth in products and services), employee satisfaction (as indicated, for example, by the Company's employee values survey results), implementation of AEQL initiatives (as indicated, for example, by process changes that are designed to achieve significant results for the Company) and achievement of strategic initiatives (as indicated, for example, by reengineering results and implementation of strategic goals). The Committee exercised its judgment in determining each executive officer's bonus, with the greatest emphasis on results that contribute to shareholder value at the business unit level (for business unit officers) or at the Company level (for Company officers). Based upon these performance assessments, the four named executives other than Mr. Golub who are currently executive officers of the Company were awarded bonuses above target, ranging from 1.2 to approximately two times target.

     The Company's long-term incentive compensation awards for executive officers are designed to provide competitive, performance-based compensation and to link executive compensation to the Company's share price and other measures of Company, business unit and individual performance over multi-year performance periods. Performance measures are set at the Company or business unit level in accordance with each executive's responsibilities and, in addition to share price, may be based on earnings per share, net income, return on equity, quality of earnings, individual performance criteria, or on other measures specified by the Committee at the time of the award. These awards provide a retention incentive for participants.

     Long-term incentive awards are granted annually. In determining the actual awards, the Committee considered individual performance, expected future contributions and the applicable program guidelines, but not the amount or terms of outstanding previous awards. In 1993 the Committee granted long-term incentive awards to executive officers in the form of a performance grant award (the "PG-IV award"), restricted stock and nonqualified stock option awards under the Company's 1989 LTIP. The Committee established award guideline ranges for each type of award for each executive officer using the 50th to 65th percentile of the comparative group to determine the ranges, subject to Committee adjustment based on job responsibilities. In 1993 the Committee granted awards for the named executives other than Mr. Golub who are currently executive officers that were within the applicable guideline ranges.

     The PG-IV award is a long-term incentive award with two components valued at the end of the performance periods. One component is valued based on achievement of specified Company-wide or business unit targets for cumulative earnings (or earnings per share) and average ROE over 1993 and 1994-1995 measurement periods. The second component is valued based on the Company's share price for the 60-day period prior to the date of the Committee's meeting in February 1996. The Committee will decide the final value of the award in February 1996 and has the discretion at that time to adjust the value derived from the sum of the components based on its assessment of business unit, Company and individual performance.

     Nonqualified stock option and restricted stock awards were granted in 1993 to increase stock ownership by executives and thereby provide a direct link to shareholder interests. The ten-year nonqualified stock option awards reward executives only to the extent that the Company's share price increases for all shareholders. Each stock option has an exercise price per share set at the fair market value per share as of the grant date. Generally, each option becomes fully exercisable over a period of three years after grant. Upon the exercise of a stock option, an executive is expected under Company policy to build his or her stock ownership by holding the acquired shares, except as required to pay taxes in connection with the exercise or to provide for identified personal needs or emergencies. A restricted stock award is an award of common shares which are subject to a restriction against transfer for a restricted period and pursuant to which the Company has the right to reacquire all or a portion of the shares if the participant's employment terminates prior to the end of the restricted period (except by reason of related employment). Generally, restricted stock awards fully vest four to seven years after grant.

     The Committee may also grant bonus, restricted stock, stock option or other long-term incentive awards to executive officers to recognize special individual contributions or job promotions, to attract new hires from outside the Company or in case of other special circumstances. In 1993 the Committee granted long-term incentive awards to two named executives and to Mr. Golub to recognize their job promotions and to one named executive in recognition of special contributions. The Committee may also accelerate vesting of awards in cases where the circumstances so warrant. The Company's executive officers also participate in pension, incentive savings, perquisite and other programs. These programs are designed to be competitive with the practices at other major corporations.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1993

     Mr. Golub was named CEO of the Company in February 1993 and Chairman in August 1993. Mr. Golub's base salary for 1993 was established within the salary guidelines established by the Committee (as described above under "Executive Officer Compensation for 1993") and was increased in 1993 to recognize his promotion. In February 1994 Mr. Golub received an annual incentive bonus award of $1,850,000 for 1993 performance, which was two times his target bonus. To assess Mr. Golub's 1993 performance, the Committee reviewed the overall performance of the Company, Mr. Golub's role in achieving that performance and the environment in which that performance was achieved. As was the case for the other executive officers, the greatest emphasis was given to results in the shareholder performance category. The Committee's review included the following accomplishments:

     -- Increased shareholder value, as measured by:

     O the Company's strong financial results for 1993 (including record consolidated net income of $1.478 billion and consolidated return on average shareholders' equity of 18 percent, compared with $461 million and 6 percent, respectively, for 1992),

     O a 28 percent total shareholder return (i.e., share price appreciation plus dividends) from year-end 1992 to year-end 1993, compared to 10 percent for 1993 for the Standard & Poor's 500 Stock Index,

     O cost and process reengineering results at TRS that identified potential savings of over $1.7 billion and realized net savings (i.e., savings after investments in efforts such as Service Establishment initiatives or Cardmember programs such as Membership Milessm) of approximately $850 million in TRS' cost base, well exceeding the stated goals, and

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     O actions, including sales of the retail brokerage and asset management divisions of Shearson Lehman Brothers Inc. and other businesses, that significantly improved the quality of the Company's balance sheet;

     -- Significant progress in rebuilding the American Express brand franchise and meeting the following five strategic objectives for TRS: improving the quality of relationships with Service Establishments, reengineering TRS business processes and operating structure, increasing American ExpressRegistered Cardmember loyalty, continuing to build Corporate Card, Travel, Travelers Cheque and Consumer Lending businesses and building a preemptive position in the Purchasing Card business, including:

     O increases in 1993 in the number of Service Establishments accepting the American ExpressRegistered Card,

     O key Service Establishment signings and increased overall Service
       Establishment satisfaction,

     O increases in Card charge volumes in the United States and abroad,

     O improvements in measurements of Cardmember loyalty indicators,

     O progress in repositioning the TRS consumer lending business, such that the prior remedial objective with respect to this business was replaced with a growth objective, and continued growth in the Corporate Card, Travel and Travelers Cheque businesses, and

     O the launch of the American ExpressRegistered Corporate Purchasing Card business in early 1994;

     -- Significant progress toward achieving two other strategic objectives of the Company in 1993: strengthening the Company's balance sheet and bringing Lehman Brothers to a position where its capital position, management and earnings would result in a stand-alone A credit rating; and

     -- A large number of substantial actions taken to address the performance areas of customer and employee satisfaction, implementation of the Company's quality initiatives and achievement of strategic priorities, including:

     O Strong, effective leadership at the Board and management level, initiation of improved processes for the Board to assess satisfaction of the Company's shareholders, and improved shareholder relations,

     O Improved employee satisfaction (as indicated by results of the Company's
       1993 employee survey) during a period of major change in the organization, clear articulation of the Company's goal to be a workplace without barriers to any employee achieving his or her maximum potential, and senior level actions that strengthened corporate and business unit management, and

     O Development of systems to measure customer satisfaction and satisfaction drivers, adoption of the Baldrige quality assessment process to identify gaps between expectations and current performance and expanded use of Company values as criteria to guide decisions.

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
     In May 1993 the Committee awarded Mr. Golub a nonqualified stock option to purchase 250,000 common shares at fair market value and a restricted stock award of 100,000 shares to recognize his earlier promotion to CEO. The stock option becomes exercisable over three years. The restricted stock award vests over four years. The Committee also granted Mr. Golub annual long-term incentive awards based on the 1993 guidelines established by the Committee. These awards, which were granted at or below the target guidelines established by the Committee, consisted of a nonqualified stock option to purchase 150,000 common shares at fair market value, a 20,000 share restricted stock award and a PG-IV award. The stock option becomes exercisable over three years. The restricted stock and PG-IV awards vest after four and approximately three years, respectively.

     In February 1993 Mr. James D. Robinson III retired as Chairman and CEO of the Company after 22 years of service. Payments that he received and will receive as a result of his retirement are described on pages 31 and 32 below. The Committee's actions taken in respect of Mr. Robinson's retirement reflect a number of factors, including the additional restrictive covenants that Mr. Robinson entered into in connection with his retirement, rights that had accrued to Mr. Robinson under the terms of certain Company plans in which he was a participant, the Committee's past practices in connection with retirement of senior executives and the Committee's judgment as to what was appropriate and reasonable in light of Mr. Robinson's service, position and contributions. Mr. Robinson received a compensatory bonus for 1993 based on the Committee's evaluation that the Company's results in 1993 were attributable in part to actions taken under Mr. Robinson's leadership.

                                     COMPENSATION AND BENEFITS COMMITTEE
                                     February 28, 1994
                                     Roger S. Penske, Chairman
                                     Anne L. Armstrong
                                     George M. C. Fisher
                                     F. Ross Johnson

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
     The executive compensation disclosure in the following section of this proxy statement reflects compensation for the following named executives: Mr. Golub, Chairman and Chief Executive Officer, the four most highly paid executive officers other than Mr. Golub employed at the end of 1993, Mr. Robinson, who retired from his positions with the Company in February 1993, and Mr. Clark Jr., who relinquished his Chairman and CEO positions at LBH and Lehman Brothers Inc. ("LB") in January 1993. Mr. Clark Jr. is currently a Vice Chairman of LB and is no longer an executive officer of the Company.

     The following table shows, for the fiscal years ending December 31, 1993, 1992 and 1991, the cash and other compensation paid or accrued and certain long-term awards made to the named executives for services in all capacities.


                                            SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                -----------------------------------    --------------------------------------
                                                                              AWARDS(2)             PAYOUTS
                                                                       ------------------------    ----------
                                                            OTHER
                                                           ANNUAL      RESTRICTED                  LONG-TERM     ALL OTHER
  NAME AND PRINCIPAL                                      COMPENSA-      STOCK        OPTIONS/     INCENTIVE     COMPENSA-
     POSITION AT                 SALARY                     TION         AWARDS         SARS        PAYOUTS         TION
  DECEMBER 31, 1993     YEAR      ($)       BONUS ($)      ($)(1)        ($)(3)      (# SHARES)      ($)(4)        ($)(5)
- - - ----------------------  ----    --------    ----------    ---------    ----------    ----------    ----------    ----------
H. Golub .............  1993    $776,923    $1,850,000    $106,086     $3,390,000      400,000     $ 907,842     $ 228,822
Chairman and Chief      1992     650,000       900,000       7,346              0      112,500       907,842       189,587
Executive Officer       1991     594,231       650,000          --              0      105,000     1,815,684            --
J.E. Stiefler ........  1993     496,635     1,202,500     280,287      1,866,500      105,000       456,970       323,315
President               1992     425,000       925,000       4,438              0       55,000       456,970        55,332
                        1991     388,750       550,000          --              0       70,000       913,940            --
J.S. Linen ...........  1993     550,000       660,000      55,307        197,750       55,000       393,870       181,846
Vice Chairman           1992     530,769       650,000      61,779        534,375       60,000       393,870       352,746
                        1991     450,000     1,200,000          --        181,594       40,000       264,707            --
K.I. Chenault ........  1993     443,269       625,000           0        475,000       70,000        84,752        44,718
President, U.S.A., TRS  1992          --            --          --             --           --            --            --
                        1991          --            --          --             --           --            --            --
R.H. Ballou ..........  1993     376,923       475,000           0        391,563       55,000        77,865        33,822
President, Travel       1992          --            --          --             --           --            --            --
Services Group, TRS     1991          --            --          --             --           --            --            --
J.D. Robinson III ....  1993     225,000       216,000      79,806              0            0             0     2,746,892
Retired Chairman and    1992     975,000       650,000     156,793              0      150,000             0       214,939
Chief Executive         1991     975,000       650,000          --              0      150,000             0            --
Officer
H.L. Clark Jr. .......  1993     382,698     1,717,302(6)  139,636              0            0       404,670     1,468,521
Vice Chairman, Lehman   1992     525,000     1,500,000      73,890              0       55,000     1,198,523       346,678
Brothers                1991     525,000     1,540,000          --        233,463       55,000       252,792            --

- - - ---------------
(1) Amounts reported in this column for 1993 reflect perquisites and other personal benefits for Messrs. Golub, Stiefler, Linen, Robinson and Clark Jr., amounts reimbursed for the payment of taxes, and for Mr. Clark Jr., above-market cash earnings on deferred compensation paid or payable in 1993. Included is the cost to the Company and its subsidiaries of the following: for Mr. Golub, flexible perquisite allowance of $35,000 and personal travel expenses of $62,385; for Mr. Stiefler, amounts reimbursed for the payment of taxes in connection with his relocation of $230,621; for Mr. Linen, flexible perquisite allowance of $35,000 and below-market loan interest under the 1983 Stock Purchase Assistance Plan ("SPAP") of $18,022; for

                                       21

    Mr. Robinson, below-market loan interest under SPAP of $69,298; and for Mr. Clark Jr., financial counseling expenses of $44,936 and personal travel expenses of $28,209.

(2) In accordance with the terms of the Company's long-term incentive plans, outstanding awards granted thereunder may be equitably adjusted at the time of the Company's proposed dividend of LBH common stock to the Company's common shareholders. This spin-off transaction, which is subject to a number of conditions, is expected to close late in the second quarter of 1994. The Committee has discretion under such plans to make appropriate adjustments to existing awards in light of the spin-off and the separation of LBH from the Company thereafter. Such adjustments may include adjusting the number of shares subject to options, the per share exercise price of options, the number of shares subject to other awards and the other terms of awards in order to reflect, among other things, the fact that after the spin-off the market value of LBH will no longer be reflected in the market value of the Company's common shares but will be represented by separately traded shares of common stock of LBH and that the performance of LBH going forward will no longer be included in the Company's consolidated performance.

(3) Restricted stock holdings as of December 31, 1993 and their fair market value based on the per share closing price of the Company's common shares on the New York Stock Exchange on December 31, 1993 ($30.875) were as follows:

                                                   NUMBER OF                  VALUE ON
                   NAME                        RESTRICTED SHARES          DECEMBER 31, 1993
    ----------------------------------         -----------------          -----------------
        H. Golub......................              157,500                  $ 4,862,813
        J. E. Stiefler................               73,500                    2,269,313
        J. S. Linen...................               54,500                    1,682,688
        K. I. Chenault................               34,500                    1,065,188
        R. H. Ballou..................               32,000                      988,000
        J.D. Robinson III.............               69,686                    2,151,555
        H.L. Clark Jr.................               23,000                      710,125

    Dividends are payable on the restricted shares to the extent and on the same date as dividends are paid on all other Company common shares. Mr. Golub was awarded 100,000 shares of restricted stock in May 1993 which vest in equal installments on the first four anniversaries of the date of grant. Mr. Stiefler was awarded 50,000 shares of restricted stock in July 1993 which vest in equal installments on the second through fifth anniversaries of the date of grant.

(4) Includes payouts of a portion of the final values of performance grant award PG-II. Final values of the PG-II awards were based on achievement of cumulative earnings and average return on equity targets for the business segments of the Company and for the Company on a consolidated basis, weighted based on the executive's responsibilities. PG-II awards were based on performance for the period January 1989 to December 1991. No payments were made in 1991 or 1992 to Mr. Robinson under his PG-II award because the consolidated financial results of the Company for the performance period did not meet any of the targets specified in his award. Mr. Golub's PG-II award earned value primarily from his contributions to IDS Financial Corporation's ("IDS") strong results for the period during which he was Chairman and Chief Executive Officer of IDS.

                                       22

(5) Amounts reported under "All Other Compensation" for 1993 include the dollar value of the following:

                                     ALLOCATIONS
                                      UNDER EM-
                                     PLOYEE STOCK
                                      OWNERSHIP
                                      PLANS AND
                                       EMPLOYER        ABOVE-
                       PAYMENTS      CONTRIBUTIONS  MARKET EARN-    VALUE OF                  PAYMENTS IN
                     UNDER CAPITAL      UNDER       INGS ON DE-    SPLIT-DOL-     PAYMENTS    CONNECTION
                      PARTNERS I       SAVINGS         FERRED       LAR LIFE       UNDER         WITH
                        AND II          PLANS       COMPENSATION    INSURANCE    AGREEMENTS   RELOCATION
                     -------------   ------------   ------------   -----------   ----------   -----------
    H. Golub........   $ 161,454       $  8,589       $  2,141       $56,638         --           --
    J. E. Stiefler..      51,068         23,581            973        15,792         --        $ 231,902
    J. S. Linen.....     142,794         11,431          6,216        21,405         --           --
    K. I. Chenault..      15,320         12,372            486        16,539         --           --
    R. H. Ballou....      10,214         12,508          1,129         9,972         --           --
    J. D.
    Robinson III....     176,774          2,898         11,203        10,967     $2,545,050       --
    H. L.
    Clark Jr........     136,018         --              6,791        30,789      1,294,924       --

    Capital Partners I and Capital Partners II are limited partnerships established by LBH in 1985 and 1988, respectively. Pursuant to these partnerships, senior officers were offered the opportunity to invest in a portfolio of high risk investments. An affiliate of LBH is general partner and invested most of the capital of the partnerships. Amounts reported reflect income distributions and distributions related to the liquidation of assets.

    In January 1993 Mr. Clark Jr. relinquished his positions as Chairman and Chief Executive Officer of LBH and LB, and in March 1993 he signed an agreement with LB. Amounts shown in the column "Payments under Agreements" for Mr. Clark Jr. include $200,000 received at that time in consideration of his agreement to comply with certain new restrictive covenants, and $902,128, representing accelerated vesting and payment of a portion of his balance under a 1992 incentive award. In May 1993 Mr. Clark Jr. assumed the Vice Chairman position at LB and signed an employment contract with LB, described on page 32. Pursuant to such contract, Mr. Clark Jr. was awarded $182,796 under a compensation plan for LB executives. During 1993 Mr. Clark Jr. also received $10,000 as an advisor to the Ayco Asset Management division of The Ayco Corporation, a subsidiary of the Company.

    The Company's agreement with Mr. Robinson in connection with his retirement is described on pages 31 and 32. For Mr. Robinson, amounts shown in the column "Payments under Agreements" includes $412,500 paid upon signing of such agreement, $412,500 to be paid over the next two years subject to compliance with certain restrictive covenants, $1,125,000 paid under the Company's severance plan and, pursuant to such agreement, the Company's cost to provide financial counseling, an office and secretary, a Company car and driver and reimbursement of related tax payments.

(6) Pursuant to a mandatory deferral program, 25 percent of Mr. Clark Jr.'s 1993 bonus was paid in the form of LBH phantom units, consisting of phantom shares (representing a notional interest in a share of LBH common stock) and cash rights (consisting of the right to receive a certain amount of cash). This portion of Mr. Clark Jr.'s bonus is included in the bonus column in the Summary Compensation Table. The price of the phantom units ($10.00 per
                                       23

    phantom share and $6.67 for each related cash right) was determined by the Finance Committee of the Board of Directors of LBH in July 1993 using an assumed capital structure of LBH for purposes of the program and taking into account various factors, including market multiples for comparable companies, the absence of a public market for LBH, vesting requirements, and the restrictions on transferability of the units. In accordance with their terms, the phantom shares are expected to convert to shares of LBH common stock at the time of the Company's anticipated spin-off of LBH.

     The following table contains information concerning the grant of nonqualified stock options in tandem with stock appreciation rights (SARs) in 1993 to the named executives:

                                              OPTION/SAR GRANTS IN 1993

                                                  INDIVIDUAL GRANTS
                           ---------------------------------------------------------------
                            NUMBER OF        % OF TOTAL
                            SECURITIES      OPTIONS/SARS
                            UNDERLYING       GRANTED TO                                        GRANT DATE
                           OPTIONS/SARS      EMPLOYEES       EXERCISE PRICE     EXPIRATION       PRESENT
          NAME             GRANTED (#)        IN 1993            ($/SH)            DATE        VALUE($)(1)
- - - ------------------------   ------------     ------------     --------------     ----------     -----------
H. Golub................      150,000(2)         3.2%           $ 28.250          5/23/03      $ 1,061,917
                              250,000(3)         5.3              28.250          5/23/03        1,769,863
J. E. Stiefler..........       55,000(2)         1.2              28.250          5/23/03          389,370
                               50,000(3)         1.1              33.375          7/25/03          532,498
J. S. Linen.............       55,000(2)         1.2              28.250          5/23/03          389,370
K. I. Chenault..........       45,000(2)         1.0              28.250          5/23/03          318,575
                               25,000(3)         0.5              33.375          7/25/03          266,249
R. H. Ballou............       40,000(2)         0.9              28.250          5/23/03          283,178
                               15,000(3)         0.3              33.375          7/25/03          159,749
J. D. Robinson III......            0          --                --                --              --
H. L. Clark Jr..........            0          --                --                --              --

- - - ---------------

(1) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not true for the Company's options granted to executive officers and other employees. Therefore, the values shown are purely theoretical and do not reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Company's stock at a future date. In addition to the stock prices at time of grants and the exercise prices, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown for options granted in May and July 1993, respectively: expected dividend yield (3.57 percent and 3.54 percent -- the historic average yield for the most recent 60 months prior to the grant date), expected stock price volatility (.3019 and .267 -- the most recent volatility for the month-end stock prices of the Company's common shares for the 60 months prior to the grant date), and risk-free rate of return (6.14 percent and 5.2 percent -- equal to the yield on a zero-coupon ten-year bond on the option grant date).

                                       24

(2) Granted in May 1993. Options become exercisable in cumulative annual installments of 33 1/3 percent per year on each of the first three anniversaries of the grant date. These options were granted in tandem with SARs. SARs can be exercised only in very limited circumstances, such as when the option is about to expire, when the participant retires, or, for executive officers, when the related stock option becomes fully exercisable, and then only to the extent of 50 percent of the underlying shares. Upon exercise of an SAR, the holder may receive cash, common shares or other consideration equal in value to (or, at the discretion of the Committee, less than the value of) the difference between the option price and the fair market value of the Company's common shares, and the appropriate portion or all of the related stock option is cancelled. Upon termination or exercise of any stock option, any tandem SAR automatically terminates.

(3) Granted in May 1993 for Mr. Golub and in July 1993 for Messrs. Stiefler, Chenault and Ballou. These options were granted (in tandem with SARs) to recognize promotions and, for one executive, in recognition of special contributions.

     The following table sets forth information for the named executives regarding the exercise of stock options and/or SARs during 1993 and unexercised options and SARs held as of the end of 1993:


                                    AGGREGATED OPTION/SAR EXERCISES IN 1993 AND
                                         YEAR-END 1993 OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING                 VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                        SHARES                         AT DECEMBER 31, 1993          AT DECEMBER 31, 1993 (1)
                       ACQUIRED        VALUE       ----------------------------    ----------------------------
                      ON EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        NAME              (#)           ($)            (#)             (#)             ($)             ($)
- - - --------------------  -----------    ----------    -----------    -------------    -----------    -------------
H. Golub............     46,453      $  615,858      339,499         510,001       $ 1,576,104     $ 1,987,081
J. E. Stiefler......          0               0      153,999         165,001           863,963         640,001
J. S. Linen.........     19,152          67,032      293,666         108,334         1,526,390         596,045
K. I. Chenault......        750           5,485      163,557         111,667           552,234         452,086
R. H. Ballou........      1,125           7,594      121,416          86,668           578,379         371,468
J. D. Robinson
III.................    479,152       3,237,010      260,000(2)            0            31,200               0
H. L. Clark Jr......     67,152         648,060      322,999          55,001         1,179,164         446,881

- - - ---------------

(1) Calculated based on the closing price per share of the Company's common shares on the New York Stock Exchange on December 31, 1993 ($30.875).

(2) In accordance with the terms of the Company's long-term incentive plans, as a retiree Mr. Robinson will be entitled to exercise all of his options that vested and became exercisable prior to his retirement, for a period of up to three years after retirement, but in no event after their scheduled expiration dates.

     The following table sets forth information concerning long-term incentive plan awards made in 1993 to the named executives:


                               LONG-TERM INCENTIVE PLANS -- AWARDS IN 1993

                                                                           ESTIMATED FUTURE PAYOUTS
                                                                    UNDER NON-STOCK PRICE-BASED COMPONENT
                           DOLLAR VALUE($)/          PERFORMANCE   ----------------------------------------
       NAME                NUMBER OF UNITS             PERIOD      THRESHOLD ($)   TARGET ($)   MAXIMUM ($)
- - - ------------------ --------------------------------  -----------   -------------   ----------   -----------
H. Golub(1)....... $200,000  Financial Incentive          1993       $ 100,000      $ 200,000   $  600,000
                   5,451     Stock Incentive Units     1993-95              --             --           --
                   $400,000  Financial Incentive       1994-95         300,000        600,000    1,800,000
                   10,902    Stock Incentive Units     1993-95              --             --           --
- - - -----------------------------------------------------------------------------------------------------------
J. E.
Stiefler(1)....... $140,000  Financial Incentive          1993          70,000        140,000      420,000
                   3,816     Stock Incentive Units     1993-95              --             --           --
                   $280,000  Financial Incentive       1994-95         210,000        420,000    1,260,000
                   7,631     Stock Incentive Units     1993-95              --             --           --
- - - -----------------------------------------------------------------------------------------------------------
J. S. Linen(1).... $110,000  Financial Incentive          1993          55,000        110,000      330,000
                   2,998     Stock Incentive Units     1993-95              --             --           --
                   $220,000  Financial Incentive       1994-95         165,000        330,000      990,000
                   5,996     Stock Incentive Units     1993-95              --             --           --
- - - -----------------------------------------------------------------------------------------------------------
K. I.
Chenault(1)....... $95,000   Financial Incentive          1993          47,500         95,000      285,000
                   2,589     Stock Incentive Units     1993-95              --             --           --
                   $190,000  Financial Incentive       1994-95         142,500        285,000      855,000
                   5,178     Stock Incentive Units     1993-95              --             --           --
- - - -----------------------------------------------------------------------------------------------------------
R. H. Ballou(1)... $70,000   Financial Incentive          1993          35,000         70,000      210,000
                   1,908     Stock Incentive Units     1993-95              --             --           --
                   $140,000  Financial Incentive       1994-95         105,000        210,000      630,000
                   3,816     Stock Incentive Units     1993-95              --             --           --
- - - -----------------------------------------------------------------------------------------------------------
J. D. Robinson
III............... 0                                        --              --             --           --
H. L. Clark
Jr.(2)............ $114,241                                 --              --             --           --
- - - -----------------------------------------------------------------------------------------------------------

(1) Reflects Performance Grant-IV awards ("PG-IV awards"). These were originally granted in May and July 1993 for the January 1993 to December 1995 performance period and were subsequently amended as described below. PG-IV awards provide competitive compensation to retain participants in the employment of the Company and incentives toward the achievement of Company and business unit goals that are important to shareholders. Each PG-IV award contains two components shown in this table, Financial Incentive and Stock Incentive Unit components:

    The Financial Incentive component will earn value based on achievement of the cumulative earnings and average return on equity targets for a business segment of the Company or the Company on a consolidated basis, depending on whether the executive is employed by a business unit or the Company. The threshold, target or maximum amounts may be earned if varying combinations of the pre-established cumulative
                                       26

    earnings and average return on equity targets are met. The component will not earn value unless minimum levels of these performance measures are achieved during the performance period.

    Each Stock Incentive Unit will earn value equal to the average of the high and low sales prices of the Company's common shares for the 60 trading days prior to the date of the Committee meeting in February 1996.

     The value of each component will be determined by the Committee following the applicable performance periods based on the criteria described above; however, to determine the final value of the award, the Committee has the discretion to make adjustments upward (for the 1993 PG-IV award only) and downward to the sum of the value of both components based on its assessment of Company, business unit and individual performance. For example, these adjustments could reflect achievement of strategic objectives and implementation and results of AEQL.

     These PG-IV awards were amended in 1994, consistent with the Committee's policy of meeting the proposed IRS regulations for deductibility of compensation where the performance and other important objectives of programs are also met. Specifically, each original PG-IV award (which had an original performance period of 1993-1995) was amended and split to create two awards, one for the 1993 performance period, and the other for the 1994-95 performance period. The award for the 1993 performance period (the "1993 PG-IV" award) will have the features of the original award except that the Financial Incentive component will be valued based on 1993 results only. The 1993 PG-IV award could be non-deductible because it is not "grandfathered" under the proposed IRS regulations. The award for the 1994-95 performance period (the "1994-95 PG-IV" award) will have its Financial Incentive component based on 1994-95 results, with payouts determined by a new, higher formula payout grid that gives the Committee the ability to determine the final value of the award by adjusting initial values downward, as permitted by the proposed IRS regulations. In addition, minimum performance levels for cumulative earnings and return on equity were specified for the 1994-95 performance period for the Stock Incentive Unit component to have any value. Accordingly, the "Threshold," "Target" and "Maximum" estimated future payouts shown in the table for 1994-95 PG-IV awards are 50 percent higher than the respective original values. To determine the final value of the award, the Committee has discretion to adjust the sum of the value of both components downward depending upon its assessment of Company, business unit and individual performance for the 1994-95 performance period.

(2) Mr. Clark participates in a LB incentive compensation plan, under which balances in each participant's account are adjusted annually by crediting or debiting the account with a return based on LBH's after-tax return on equity (adjusted as provided in the plan). This amount reflects credits to Mr. Clark Jr.'s account based on LBH's 1993 results.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the common shares of the Company for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Financials over the same period (assuming the investment of $100 in the Company's common shares, the S&P 500 Index and the S&P Financials on December 31, 1988, and the reinvestment of all dividends).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG AMERICAN EXPRESS COMPANY, S&P 500 INDEX,
                               AND S&P FINANCIALS

                                 [GRAPH]

Year-End Data               1988        1989        1990        1991        1992        1993
American Express   --      $100.00     $134.26      $82.50      $85.26     $108.01     $138.39
S&P 500 Index      - - -   $100.00     $131.69     $127.61     $166.49     $179.16     $197.22
S&P Financials     .....   $100.00     $132.65     $104.22     $157.11     $193.82     $215.34

PENSION BENEFITS

     American Express Company. The American Express Retirement Plan is a funded, qualified, noncontributory, defined benefit pension plan that provides benefits for eligible employees. The American Express Supplementary Pension Plan is an unfunded, nonqualified deferred compensation arrangement that primarily provides benefits that cannot be payable under a qualified plan like the American Express Retirement Plan because of the maximum limitations imposed on such plans by the Internal Revenue Code of 1986, as amended. Eligible employees, including employees of the Company, AEB, TRS and certain other affiliates, participate in the American Express pension plans.


                                 AMERICAN EXPRESS PENSION PLANS
   COMPENSATION FOR 5
HIGHEST PAID CONSECUTIVE                  GROSS ANNUAL BENEFIT BY YEARS OF SERVICE
 YEARS IN LAST 10 YEARS      ------------------------------------------------------------------
       OF SERVICE            15 YEARS      20 YEARS      25 YEARS      30 YEARS       35 YEARS
- - - ------------------------     --------      --------      --------      --------      ----------
$  700,000..............     $120,750      $166,250      $211,750      $257,250      $  302,750
1,100,000...............      189,750       261,250       332,750       404,250         475,750
1,500,000...............      258,750       356,250       453,750       551,250         648,750
1,900,000...............      327,750       451,250       574,750       698,250         821,750
2,300,000...............      396,750       546,250       695,750       845,250         994,750
2,700,000...............      465,750       641,250       816,750       992,250       1,167,750

     The table above illustrates the aggregate annual pension benefits provided by the American Express Retirement Plan, as amended, and the American Express Supplementary Pension Plan, as amended, for the benefit of eligible employees upon retirement at age 65, assuming the employee will receive a straight life annuity on a monthly basis. Certain optional forms of benefit payments may be available. Reduced benefits may begin after separation as early as age 55 for employees who have completed at least 10 years of service. Unreduced early retirement benefits are available for employees who meet certain age and service requirements. The benefits shown in the table are not subject to reduction for Social Security benefit amounts and are based on years of service after November 30, 1989.

     The annual pension benefits under these plans are based on a participant's average base salary plus bonus for the five highest paid consecutive years during his or her last ten years before retirement or employment termination. Generally, benefits vest for employees after five years of service. Prior to December 1, 1989, retirement benefits were based on 1.6 percent of an employee's average final compensation, reduced by 1.4 percent of an employee's primary Social Security benefit, for each year of service. Beginning December 1, 1989, retirement benefits are based on one percent of an employee's average final compensation for each of the first five years of service, 1.15 percent of such compensation for each of the next five years, and 1.3 percent of such compensation for all years of service thereafter. As of January 1, 1994, Messrs. Golub, Linen, Chenault, Ballou and Clark Jr. had 3, 23, 12, 15 and 10 years of credited service, respectively, for purposes of computing their benefits under these plans. Mr. Robinson, who had 22 years of such service at the time of his retirement, commenced receiving retirement benefits in 1993.

     At the time of Mr. Golub's employment by the Company in 1983, the Company entered into a separate unfunded, nonqualified deferred compensation arrangement with him. Under this arrangement, at the time of his retirement the Company will calculate the annual pension benefits that would have been payable to him had he commenced participation in the American Express Retirement Plan and Supplementary Pension Plan effective November 1, 1978 (which includes an additional five years of credited service above his actual service with the Company and IDS, in order to compensate him for benefits he forfeited on termination of his previous employment). For purposes of this arrangement, Mr. Golub would be credited with 15 years of credited service as of January 1, 1994. The Company will pay Mr. Golub on an unfunded basis to the extent of any difference between such calculation and amounts he is eligible to receive under the American Express and IDS retirement plans based on his actual credited service under each of these plans.

     Lehman Brothers Holdings Inc. LBH maintains the Lehman Brothers Holdings Inc. Retirement Plan (the "LBH Retirement Plan"), which is a funded, qualified, noncontributory, integrated, defined benefit pension plan covering eligible employees.


                                      LBH RETIREMENT PLAN

                                             GROSS ANNUAL BENEFIT BY YEARS OF SERVICE
                                 ----------------------------------------------------------------
  CAREER AVERAGE EARNINGS        15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
- - - ----------------------------     --------      --------      --------      --------      --------
$100,000....................     $ 20,277      $ 26,287      $ 32,272      $ 38,303      $ 44,646
150,000.....................       32,652        42,787        52,897        63,053        73,521
200,000.....................       45,027        59,287        73,522        87,803       102,396
235,840.....................       53,897        71,115        88,306       105,544       123,094

     The table above illustrates the annual pension benefits provided by the LBH Retirement Plan for the benefit of eligible employees upon retirement at age 65. The benefits shown in the table are not subject to reduction for Social Security benefit amounts.

     Employees eligible to participate in the LBH Retirement Plan are generally employees of LBH or a designated subsidiary who have attained the age of 21 and completed one year of service. The LBH Retirement Plan formula provides for an annual retirement benefit payable at age 65, calculated as a straight life annuity. Pensionable earnings are total Form W-2 earnings (plus elective deferrals under the Lehman Brothers Holdings Inc. Tax Deferred Savings Plan and certain other health plan deferral amounts) up to a maximum of $300,000, but limited to the Internal Revenue Service maximum of $235,840 in 1993. For each year of plan participation prior to 1989, the annual accrual was based on percentages of pensionable earnings up to and in excess of the Social Security taxable wage base. After 1988 the annual accrual is equal to one percent of pensionable earnings up to the average Social Security taxable wage base plus
1.65 percent of pensionable earnings in excess of the average taxable wage base. Generally, participants have a non-forfeitable right to their accrued benefits upon completing five years of vesting service.

     The Committee approved unfunded, nonqualified arrangements for Messrs. Linen and Clark Jr., who in 1990 transferred at the request of the Company from positions at TRS and the Company, respectively, to positions at LBH. (During 1992 Mr. Linen returned to TRS at the Company's request and now is an officer and employee of the Company. Mr. Clark Jr. is now an officer and employee of LB.) As of January 1, 1994, Mr. Linen had one year and Mr. Clark Jr. had three years of credited service under the LBH Retirement Plan. The arrangements provide that for each such employee the total of the value of the pension benefits to which he would be entitled at the time of his retirement, plus the value of his base salary and cash bonus received while employed by LBH or LB, would not be lower as a result of his assumption of duties at LBH or LB than would have been the case had he remained in his prior position at TRS or the Company. The Committee has retained broad discretion in the methodology for determining the respective values for comparisons and in making any equitable adjustments deemed necessary to carry out the intent of the arrangements.

     IDS Financial Corporation. IDS maintains the IDS Retirement Plan, which is a funded, qualified, noncontributory, integrated, defined benefit pension plan covering eligible employees.

                                  IDS RETIREMENT PLANS

                                           GROSS ANNUAL BENEFIT (TO BE REDUCED BY
AVERAGE BASE SALARY FOR 5               0.53% OF COVERED COMPENSATION FOR EACH YEAR
HIGHEST PAID CONSECUTIVE                  OF SERVICE UP TO A MAXIMUM OF 35 YEARS)
YEARS IN LAST 10 YEARS OF     ----------------------------------------------------------------
         SERVICE              15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
- - - -------------------------     --------      --------      --------      --------      --------
$  100,000...............     $ 22,500      $ 30,000      $ 37,500      $ 45,000      $ 52,500
250,000..................       56,250        75,000        93,750       112,500       131,250
350,000..................       78,750       105,000       131,250       157,500       183,750
450,000..................      101,250       135,000       168,750       202,500       236,250
550,000..................      123,750       165,000       206,250       247,500       288,750
700,000..................      157,500       210,000       262,500       315,000       367,500
1,250,000................      281,250       375,000       468,750       562,500       656,250

     The table above illustrates the aggregate annual pension benefits provided by the IDS Retirement Plan and unfunded, nonqualified deferred compensation arrangements for the benefit of eligible employees upon retirement at age 65. The annual pension benefit under these arrangements is based on 1.5 percent of the participant's average base salary paid by IDS for the five highest paid consecutive years during the last ten years of employment, and on total years of credited service at retirement up to a maximum of 35 years. As of January 1, 1994, Messrs. Golub and Stiefler had seven and nine years of credited service, respectively, for purposes of computing their benefits under the IDS retirement plans.

AGREEMENTS WITH FORMER EXECUTIVE OFFICERS

     In February 1993 Mr. Robinson retired from his positions with the Company as both an executive officer and director. The Company paid Mr. Robinson $412,500 upon signing an agreement and agreed to pay him $206,250 in each of 1994 and 1995 subject to his compliance with certain new restrictive covenants, including a covenant not to compete in the Company's major businesses and a covenant not to solicit employees or customers. If Mr. Robinson does not comply with these covenants, the foregoing amounts will be subject to forfeiture or recovery by the Company. Mr. Robinson received $1,125,000 (covering 60 weeks of base salary) to which he was entitled under the American Express Severance Pay Plan, a plan applicable to all eligible employees. In accordance with the terms of the Company's 1979 and 1989 Long-Term Incentive Plans, as a retiree Mr. Robinson is entitled to exercise all of his vested stock options for a period of up to three years after his retirement, but in no event after their scheduled expiration dates. Based on the portion of the restricted period that Mr. Robinson served as an executive officer, he continues to hold 69,686 restricted common shares that were originally scheduled to vest fully in 1994 and 1996. Such shares will vest in 1995 if he complies with the terms of the agreement. The remainder of the awards, 20,314 restricted shares, were forfeited. In connection with his retirement, the value of Mr. Robinson's previously granted PG-III award was reduced based on the portion of the performance period that he was an executive officer of the Company. The final value of his PG-III award will be determined and paid after the end of the three-year performance period. Mr. Robinson continued his participation as a limited partner in Capital Partners I and II, non-guaranteed investment partnerships of LBH to which he contributed his own funds. Mr. Robinson receives an annual retirement benefit of approximately $733,000 in accordance with the terms of the Company's retirement plans. Repayment of Mr. Robinson's loans under SPAP was extended until no later than February 22, 1995. Mr. Robinson repaid his SPAP loans in full in October 1993. Mr. Robinson, as a former executive officer of the Company, has participated in the Company's Key Executive Life Insurance Plan. In accordance with the plan's terms, the policy will be transferred in 1994 to Mr. Robinson, effective as of January 1, 1994. At the time of transfer the Company will make a final contribution of $24,600. Mr. Robinson continued to use a Company-owned apartment for 60 days after his retirement and reimbursed the Company for such use consistent with past practice. Thereafter Mr. Robinson rented the apartment for three months for an amount determined by appraisal. Consistent with Company practice, the Company agreed to provide Mr. Robinson with use of an office and a secretary, a Company automobile and driver, and financial counseling services, and to reimburse him for income taxes with respect thereto. Base salary and bonus previously deferred by Mr. Robinson pursuant to the Company's deferral programs continued in accordance with the terms of those programs applicable to all retirees. As a retiree of the Company, Mr. Robinson is provided with retiree medical benefits in accordance with the Company's medical plan.

     In January 1993 Mr. Clark Jr. relinquished his positions as Chairman and Chief Executive Officer of LBH and LB. Pursuant to an agreement signed in March 1993, Mr. Clark Jr. agreed to continue to provide transition and advisory services until April 15, 1994 or earlier commencement of other full-time employment. At that time LB made certain payments to Mr. Clark Jr. which are included in the Summary Compensation Table on page 21. In May 1993 Mr. Clark Jr. was named a Vice Chairman of LB and in connection therewith executed an employment contract which rescinded the March 1993 agreement. LB agreed to pay Mr. Clark Jr. base salary and bonus for 1993 and 1994 of at least $1.75 million per year, subject to resignation or termination for cause, credited Mr. Clark Jr. with a $182,796 award under an incentive compensation plan for LB executives and agreed that Mr. Clark Jr. would continue to participate in LB's employee benefit and incentive programs. Mr. Clark Jr. is responsible for developing and enhancing corporate and institutional relationships for LB worldwide.

SENIOR EXECUTIVE SEVERANCE PLAN ARRANGEMENTS

     During 1993 the Compensation and Benefits Committee and the Board of Directors adopted a uniform policy for severance arrangements applicable to senior management of the Company, effective January 1, 1994. Under this policy, in the event that the Company terminates the employment of participating officers for reasons generally other than voluntary resignation or misconduct, the participant would be entitled to receive severance payments in installments over a period not to exceed two years, subject to the execution of an agreement and compliance with certain restrictive covenants, including a covenant not to compete or solicit employees, a nondisclosure covenant and a release of claims. If the participant does not comply with these covenants following termination of employment, severance payments will be subject to forfeiture or recovery by the Company. For each named executive officer, the amount of severance will equal two years' base salary at the then current rate and two times the amount of bonus earned by the executive for the prior year.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

     In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are or may also be directors or officers of the Company or a subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

     From time to time, executive officers and directors of the Company and their associates may be indebted to certain subsidiaries of the Company under lending arrangements offered by those subsidiaries to the public. For example, such persons may during the past year have been indebted to Lehman Brothers Inc. (formerly Shearson Lehman Brothers Inc.) for debit balances in margin accounts, or to its former subsidiary, Boston Safe Deposit and Trust Company (which was sold in 1993), for personal or mortgage loans, and may be similarly indebted to current subsidiaries of the Company during 1994. Such indebtedness is in the ordinary course of business, is substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and does not involve a more than normal risk of collectibility or present other features unfavorable to the Company. The Company and its subsidiaries and affiliates, in the ordinary course of business, may have individuals in their employ who are related to executive officers or directors of the Company. These individuals are compensated commensurate with their duties. In addition, such executive officers, directors and associates may engage in transactions in the ordinary course of business involving other goods and services provided by the Company and its subsidiaries, such as Card, travel, insurance and investment services, limited partnership interests and financial counseling, on terms similar to those extended to employees of the Company generally.

     In 1983 the shareholders of the Company approved the adoption of SPAP with the purpose of encouraging members of senior management to increase their proprietary interest in the future performance of the Company by providing full recourse loans to key employees for exercising stock options (and/or for paying any taxes in respect thereof) or for buying Company common shares at fair market value from the Company or on the open market. The SPAP is administered by the Committee or its delegate. The Committee is composed exclusively of outside directors who are not eligible to participate in SPAP. In January 1994 the Committee amended certain provisions of SPAP to extend its benefits to additional key managers, and the Board of Directors increased the maximum aggregate borrowing authority under SPAP to $30 million. Under the terms of SPAP, as amended, eligible key employees (approximately 600 persons, including those named in the Summary Compensation Table on page 21) may borrow a maximum of 300 percent of their respective annual base salaries, provided that such persons furnish sufficient collateral under guidelines established from time to time by the Committee (presently 100 percent of the amount of the loan on the date of grant). Such loans currently have five to seven-year maturities, bear interest payable quarterly at a variable rate of two percentage points below the prime rate of a major New York City bank and are payable in full upon the occurrence of certain events, including termination of employment. Based on the current prime rate, such loans bear interest at the rate of 3.5 percent per annum. During 1993 Messrs. Golub, Stiefler, Linen, Chenault, Ballou and Clark Jr. had a maximum amount outstanding under SPAP of $66,463, $-0-, $415,000, $ -0-, $63,899 and $399,998, respectively, and the same amounts were outstanding as of March 7, 1994, except that Messrs. Stiefler and Linen had $525,000 and $894,008 outstanding, respectively, as of such date. In addition, the maximum amount outstanding on Mr. Robinson's SPAP loans during 1993 was $2,399,997, and the loans were repaid in full in October 1993. For all executive officers as a group, the maximum aggregate amount outstanding during 1993 under SPAP was $3,440,836, and as of March 7, 1994 the aggregate amount outstanding was $1,968,868.

     In July 1991 the Board of Directors asked Mr. Golub to assume the responsibilities of President of the Company, which required that he and his family relocate to the New York metropolitan area. At that time, in accordance with Company practice, the Company contracted with a third party relocation service. The relocation company paid Mr. Golub for his out-of-pocket construction costs relating to a new home under construction in Minnesota that he had been building prior to his election as President, funded completion of the construction and resold the home in 1993. During 1993 the Company reimbursed the relocation service for carrying costs of approximately $780,000 and for its loss of approximately $5.2 million on resale of the home.

     In June 1993 the Board of Directors elected Mr. Stiefler as President of the Company, which required that he and his family relocate to the New York metropolitan area. In accordance with Company practice, the Company contracted with a third party relocation service. The relocation company purchased Mr. Stiefler's Minnesota home at appraised value (based on the average of two independent appraisals). During 1993 the Company reimbursed Mr. Stiefler $458,000 (which amount is included in the Summary Compensation Table on page
21), representing the difference between such appraised value and his cost (purchase price plus subsequent capital improvements) and for the payment of related income taxes, and paid the relocation service approximately $158,000 to cover its carrying costs and loss on resale of the home.

     In December 1993 AOP, L.P., a Georgia limited partnership of which Mr. Johnson is a limited partner, purchased a 150,000 square foot office building located in Atlanta from The Balcor Company, an indirect wholly-owned subsidiary of the Company, for the sum of $10.3 million. AOP, L.P. was selected as the purchaser because it submitted the highest bid for the premises in a sealed bid auction process conducted by Balcor. As a limited partner Mr. Johnson plays no active role in the management of AOP, L.P.

     The Company maintains apartments in New York City which are used for corporate receptions, business entertainment and overnight accommodations for executives in connection with business purposes. The Company's policies require reimbursement to the Company, determined on the basis of the cost of comparable facilities or an independent appraisal, for personal use of such facilities. Use of corporate facilities is reviewed periodically by the Audit Committee of the Board of Directors. Mr. Robinson, a Connecticut resident, paid the Company $116,595 relating to his use and rental of one of such apartments during 1993.

     Two purported shareholder derivative actions, now consolidated, were brought in October 1990 in New York State Supreme Court, and three purported derivative actions, also consolidated, were brought in early 1991 in the United States District Court for the Southern District of New York against all of the then current directors, certain former directors and certain former officers and employees of the Company. The consolidated state court complaint alleges that the defendants breached their duty of care in managing the Company, purportedly resulting in losses and in the Company's payment of $8 million in July 1989 to certain charities agreed to by the Company and Edmond J. Safra. The federal complaints also alleged breach of duty in connection with a severance arrangement of a former executive officer of the Company and that certain proxy statements of the Company were misleading in failing to disclose such alleged breaches. Plaintiffs in the state court action seek a declaratory judgment, unspecified money damages and an accounting. The federal actions also sought to declare void certain charter and by-law amendments relating to exculpation and indemnification of directors and officers. The federal actions were dismissed in December 1993. The plaintiffs have appealed this dismissal, and one of the plaintiffs recently commenced another state court action raising the same allegations as in the consolidated state court complaint.

     A purported shareholder derivative action was brought in June 1991 in the United States District Court for the Eastern District of New York against the then current directors of the Company. In January 1992 this action was transferred to the United States District Court for the Central District of California for coordinated or consolidated proceedings with all other federal actions related to First Capital Holdings Corp. ("FCH"). The complaint alleges that the Board of Directors should have required LBH to divest its investment in FCH and to write down its investment sooner. In addition, the complaint alleges that the failure to act constituted a waste of corporate assets and caused damage to the Company's reputation. The complaint seeks a judgment declaring that the directors named as defendants breached their fiduciary duties and duties of loyalty and requiring the defendants to pay money damages to the Company and remit their compensation for the periods in which the duties were breached, attorneys' fees and costs and other relief.

     The Company intends to defend vigorously the above actions which are in preliminary stages.

     In October 1991 two purported shareholder derivative actions were filed in the United States District Court for the Southern District of New York and one purported derivative action was filed in New York State Supreme Court against most of the current directors of the Company, certain of the Company's present and former officers and the Company as a nominal defendant. These actions, which were substantially similar, alleged that the defendant officers and directors breached their fiduciary duties to the Company and its shareholders by failing to adequately supervise and manage the Company's Optimasm Card business. These actions sought money damages in an unspecified amount, attorneys' fees and costs, as well as other relief. These actions were dismissed without prejudice for failure to make a pretrial demand for corrective action on the Company's Board of Directors. Counsel for the plaintiffs in such court submitted demands that the Company's Board of Directors investigate the matters set forth in the complaints in those actions. In May 1993 the parties to these derivative actions entered into a Stipulation of Compromise and Settlement, which was approved by the United States District Court in September 1993. Pursuant to the Stipulation the plaintiffs agreed to settle all claims and the Company agreed to conduct a compliance seminar for all employees at the Optima Regional Operations Center and to pay approximately $254,000 for the plaintiffs' attorneys fees and expenses which were awarded by the court.

                             SELECTION OF AUDITORS

     The Board of Directors recommends to the shareholders their ratification of its selection of Ernst & Young, independent auditors, to audit the accounts of the Company and its subsidiaries for 1994. The following resolution will be offered at the shareholders' meeting:

     RESOLVED, that the appointment by the Board of Directors of Ernst & Young, independent auditors, to audit the accounts of the Company and its subsidiaries for 1994 be, and hereby is, ratified and approved.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     Ernst & Young has been serving as the Company's independent auditors since 1975. Ernst & Young follows a policy of rotating the partner in charge of the Company's audit every seven years. Other partners and non-partner personnel are rotated on a periodic basis. The Company paid Ernst & Young the sum of $14.4 million for the firm's 1993 annual examination of the financial statements of the Company and its subsidiaries.

     A representative of Ernst & Young will be present at the shareholders' meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Management receives many suggestions and proposals throughout the year from shareholders, customers of the Company and others. Such proposals are welcomed, and management seeks to assure that its views on the actions it proposes to take in their implementation or rejection are communicated to the proponents. Some proposals from shareholders are presented to the Company in the form of resolutions, and they may be adopted and implemented by management after review with and agreement by their proponents as to any changes suggested by management and therefore need not be presented to shareholders in the proxy statement. Other resolutions from shareholders, like the ones presented below, are regarded by management as being not in the best interests of the Company and its shareholders, and are presented to the shareholders for a vote.

SHAREHOLDER PROPOSAL 1

     Mr. John J. Gilbert, 1165 Park Avenue, New York, New York 10128-1210, record owner of 260 shares and representing an additional family interest of 666 shares, will cause to be introduced from the floor the following resolution:

     "RESOLVED, That the stockholders of American Express Company, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

SHAREHOLDER'S REASONS IN SUPPORT OF PROPOSAL:

     "Continued very strong support along the lines we suggest were shown at the last annual meeting when 30.93%, an increase over the vote in 1991, 4,807 owners of 92,577,737 shares, were cast in favor of this proposal. The vote against included 5,458 unmarked proxies.

     Because of the normal need to find new directors and the need for directors on the compensation committee, we think cumulative voting is the answer. In addition, some recommendations have been made to carry out the Valdez 10 points. The 11th should be to have cumulative voting and to end the stagger system of electing directors.

     Alaska, when it became a state, took away cumulative voting over our objections. Perhaps, if the citizens had insisted on proper representation the disastrous Valdez oil spill might have been prevented if environmental directors were elected though cumulative voting.

     Also, the National Bank Act has provided for cumulative voting. Unfortunately, in so many cases companies get around it by forming holding companies without cumulative voting. Thus with so many banking failures the result is that tax payers have to make up the losses. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in so many cases authorities come in after and say the director or directors were not qualified. Perhaps, if the company had cumulative voting many of the unfortunate problems costing millions of dollars might have been avoided. There is no reason why this could not be done for corporations under the SEC and banking rules, so as to have hearings on the qualifications of directors, if requested.

     Many successful corporations have cumulative voting. Pennzoil, having cumulative voting, defeated Texaco in that famous case.

     If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Similar proposals with respect to cumulative voting have been presented by the proponent at several of the Company's previous Annual Meetings and have been rejected by the shareholders each time. Your management remains committed to the view that the present system of voting for directors provides the best assurance that the decisions of the directors will be in the interests of all shareholders, as opposed to the interests of special interest groups.

     Cumulative voting makes it possible for a special interest group to elect one or more directors whose loyalty might be directed more to the narrow interests of a particular group of shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the `stacking' of votes behind a single director and thereby promotes the election of directors on the basis of representing the interests of the shareholders as a whole.

     Management does not believe any valid reasons have been submitted for changing the present system of voting. The issue of cumulative voting is periodically reviewed by the Committee on Directors.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

SHAREHOLDER PROPOSAL 2

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, record owner of 148 common shares, has advised the Company that she plans to introduce the following resolution:

     "RESOLVED: `That the stockholders of American Express take the necessary steps so that future outside directors shall not serve for more than six years.' "

SHAREHOLDER'S REASONS IN SUPPORT OF PROPOSAL:

     "REASONS: `The President of the U.S.A. has a term limit, so do Governors of many states.' `Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.' `No director should be able to feel that his or her directorship is until retirement.' `If you AGREE, please mark your proxy FOR this resolution.' "

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Management opposes the foregoing resolution, both because it feels term limits unnecessarily curtail the useful tenure of directors and because the six-year term called for by the proposal, whatever one feels about the merits of term limits, is unjustifiably short.

     Management feels that directors become increasingly effective as their knowledge of the Company and its officers and employees increases. This is particularly true in the case of a large global corporation such as American Express Company, which is engaged in a variety of businesses in diverse locations around the world during a period of rapid technological and competitive change. A term limit for directors, especially a limit as short as six years, needlessly deprives the shareholders and the Company of the benefits of directors' experience and knowledge at a time in their tenure when they are becoming increasingly effective and productive.

     The average tenure of the Company's 15 director nominees is currently 8.8 years. Ten of the 15 have already served six or more years. Management feels that, if adopted, the foregoing proposal would deprive the Company of experienced oversight, promote needless turnover of directors, and weaken the Company's present effective system of governance.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

SHAREHOLDER PROPOSAL 3

     LTC John T. Ragusa (Ret.), 109 T Bar M Drive, New Braunfels, Texas 78132, owner of 91 shares, has advised the Company that he plans to introduce the following resolution:

     "WHEREAS short and long term incentive awards to executive officers should reflect measurable performance during the year in which they are awarded:

     THEREFORE BE IT RESOLVED that it is requested that the Board of Directors of American Express Company take the necessary steps to award the executive officers with performance plan awards, short and/or long term incentive awards, or stock options only when earnings justify dividend increases and general wage increases!"

SHAREHOLDER'S REASONS IN SUPPORT OF PROPOSAL:

     "In the life of all corporations there are three distinct groups vitally concerned with the long term well being of the business: a) the owners, i.e. the STOCKHOLDERS; b) the executives appointed to manage the assets; and c) the workers employed to carry out the tasks of business! These groups are not mutually exclusive because workers and executives may also be owners through stock ownership. Typically, however, a large percent of the owners are neither workers or executives. In the normal order of things the workers are paid wages, the executives are paid salaries and when profitable the owners are paid dividends for accepting the risk assumed through their long term investment. The last dividend increase was 8 November 1991. Since that time the executives have received stock options and other forms of compensation in excess of their base salaries. This proposal is to suggest that when there are periods of reduced earnings, whatever the reason, there should be limits on total compensation to executives! This proposal places no upside limits to bonus or stock awards to executives during periods of increased earnings, dividends and wages!"

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     A detailed statement of the objectives and guiding principles of the Company's executive compensation programs begins on page 14 of this proxy statement. These programs are administered by the Compensation and Benefits Committee of the Board of Directors, a committee which is composed exclusively of independent non-employee directors who do not participate in such programs. Management believes it is preferable to grant incentive awards to executive officers on the basis of the Committee's performance-related guidelines rather than on the sole basis of dividend increases or general wage increases.

     Management believes that dividend increases and general wage increases are not actions which by themselves measure the contributions of executive officers, and are, therefore, inappropriate criteria to serve as the exclusive basis for incentive compensation awards. Management believes that it is in the shareholders' interests to continue to base such awards on performance criteria such as those outlined beginning on page 16.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

SHAREHOLDER PROPOSAL 4

     The Ministers and Missionaries Benefit Board of the American Baptist Churches USA, holder of 100 shares, and The American Baptist Home Mission Society, holder of 11,600 shares, both located at P.O. Box 851, Valley Forge, Pennsylvania 19482-0851, have advised the Company that they plan to introduce the following resolution:

     "WHEREAS WE BELIEVE:

     The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

     Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stakeholders want to know about the environmental records of their companies;

     Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive, and which minimize the risk of environmental liability.

     AND WHEREAS:

     The Coalition for Environmentally Responsible Economies (CERES) -- which comprises large institutional investors with $150 billion in stockholdings (including shareholders of this Company), public interest representatives, and environmental experts -- consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting. Over 50 companies have endorsed the CERES Principles -- including the Sun Company, a Fortune-500 company -- to demonstrate their commitment to public environmental accountability.

     In endorsing the CERES Principles, a company commits to work toward:

        1. Protection of the biosphere
        2. Sustainable use of natural           6. Safe products and services
        resources                               7. Environmental restoration
        3. Waste reduction and disposal         8. Informing the public
        4. Energy conservation                  9. Management commitment
        5. Risk reduction                      10. Audits and reports

     The full text of the CERES Principles and the accompanying CERES Report Form are available from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel:
617/451-0927.

     Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with this corporate, environmental, investor and community coalition to develop (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement of progress toward these goals; and (d) a format for public reporting of this progress.

     We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.

     RESOLVED: Shareholders request the Company to endorse the CERES Principles as a commitment to be publicly accountable for its environmental impact."

SHAREHOLDERS' REASONS IN SUPPORT OF PROPOSAL:

     "We invite the Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the Principles; and (3) annually completing the CERES Report. Endorsing these Principles complements rather than supplants internal corporate environmental policies and procedures.

     We believe that without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stakeholders. Shareholders are asked to support this resolution, to encourage our Company to demonstrate environmental leadership and accountability for its environmental impact."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Management agrees with the sentiments underlying the proponents' proposal; that is, that corporations should conduct their businesses as responsible stewards of the environment. Being in the travel business, the Company knows firsthand the adverse impact that environmental disasters and ecological despoilations can have on tourism and the local economies of affected areas.

     However, management recommends a vote against the proposal because it believes that the environmental principles followed by the Company adequately address the environmental issues raised by the CERES Principles and effectively demonstrate the Company's commitment to sound environmental practices. The Company's policies relating to management of corporate facilities and the operation of the Company's businesses mandate a number of the same safeguards, recycling programs, emission controls, energy conservation, hazardous materials reduction and other steps contemplated by the proposal.

     A copy of the Company's environmental policies, together with a report of the results of the Company's energy conservation, recycling programs and other environmental activities in 1993, may be obtained by writing to the Secretary of the Company.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

DEADLINE FOR SUBMITTING PROPOSALS FOR NEXT YEAR'S MEETING

     Shareholders who intend to present proposals at the Company's 1995 Annual Meeting of Shareholders on April 24, 1995 must submit their proposals to the Secretary of the Company on or before November 14, 1994.

CERTAIN FILINGS

     On May 1, 1991, comprehensive new rules promulgated by the Securities and Exchange Commission relating to the reporting of securities transactions by directors and officers became effective. While these rules are complex and difficult to interpret, the Company is pleased to note that all market transactions in the Company's securities by the Company's directors and officers during their respective terms of service in 1992 and 1993 were reported promptly and correctly without exception. However, a Form 4 with respect to two related sales of common shares of the Company was inadvertently filed one day late by Mr. Henry C. Duques subsequent to his resignation as an executive officer of the Company in 1993. In September 1992 Mr. Linen made two gifts of Company common shares which were inadvertently not reported until his Form 5 for the fiscal year ended December 31, 1992 was subsequently amended in June 1993. Further, Mr. Linen's Form 5 for the fiscal year ended December 31, 1993 reflected the purchases in February and March 1993 of Company common shares by family trusts of which Mr. Linen serves as a co-trustee but which purchases occurred without his knowledge.

                   DIRECTORS AND OFFICERS LIABILITY INSURANCE

     The Company has purchased a directors and officers liability insurance policy from Aetna Casualty and Surety Company that provides coverage for directors and elected and appointed officers of the Company and its subsidiaries in certain situations where the Company or its subsidiaries are not permitted to indemnify directors or officers under applicable law. For situations where the Company or its subsidiaries are permitted to idemnify directors or officers, the Company has purchased an insurance policy from Amexco Insurance Company, a wholly-owned subsidiary of the Company incorporated in March 1993. The Company has also purchased excess coverage from Lloyds, Aetna Casualty and Surety Company, Reliance Insurance Companies, Admiral Insurance Company, CNA Insurance Companies, Zurich Insurance Companies, Corporate Officers and Directors Assurance Ltd. ("CODA") and A.C.E. Insurance Company (Bermuda) Ltd. The inception date of these policies is March 31, 1993. Except for the policy issued by CODA, these policies insure the Company and its subsidiaries for amounts they are permitted to pay as indemnification to directors or officers for legal fees or judgments, and also insure the officers and directors for situations where the Company is not permitted to provide indemnification. The CODA policy only provides coverage for situations in which indemnification is not permitted, and the excess Aetna policy only provides coverage for situations in which the Company is permitted to indemnify officers and directors. The annualized premiums for these policies were approximately $10.47 million in 1993. Each major subsidiary pays its proportionate share of the premium. The current policies are due to expire on March 31, 1994, and similar coverage is expected to be renewed.

     The Company has also obtained an insurance policy, dated March 31, 1991, from National Union Fire Insurance Company of Pittsburgh that provides coverage for directors and employees who are fiduciaries of the Company's employee benefit plans against expenses and defense costs incurred as a result of alleged breaches of fiduciary duty as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has also purchased excess coverage from Aetna Casualty and Surety Company. This policy is dated March 31, 1993. The annualized premium for these policies in 1993 was approximately $261,000.

     In accordance with the indemnification provisions of the Company's By-Laws, in 1993 and early 1994 the Company advanced approximately $700,000 in legal fees and expenses on behalf of the Company's current and former directors and officers in connection with the derivative actions described on pages 35 and 36 of this proxy statement. A portion of this amount may be reimbursed by insurance.

                                    * * * *

     Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain shareholders may present topics for discussion from the floor. Should any matter other than as indicated herein properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

     You are urged to mark, sign, date and return the enclosed proxy in the prepaid envelope provided for such purpose. Prompt return of your proxy may save your Company the expense of a second mailing.

     We encourage all shareholders to attend the Annual Meeting of Shareholders on April 25, 1994. If you will need special assistance at the meeting because of a disability, please contact the Secretary of the Company at the address below. Because space may be limited, we hope that registered shareholders will give us advance notice of their plans by marking the box provided on the proxy card.

     If due to a disability you desire this document in an alternative accessible format, please contact Stephen P. Norman, Secretary, American Express Company, American Express Tower, World Financial Center, New York, New York 10285-5000.

                                                HARVEY GOLUB
                                    Chairman and Chief Executive Officer

                DIRECTIONS TO THE 1994 AMERICAN EXPRESS COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

FROM THE MINNEAPOLIS/ST. PAUL INTERNATIONAL AIRPORT

Exit to the right out of the Airport. Follow signs to Route 494 West. Continue on Route 494 West to Route 35W North. Take the downtown 11th Street exit to 2nd Avenue. Take a left at 2nd Avenue. Continue past the Convention Center. Turn right at Nicollet Avenue. The Hyatt Regency Minneapolis will be on the left.

GENERAL INFORMATION

     The Hyatt Regency Minneapolis is located in downtown Minneapolis across from the Minneapolis Convention Center. The hotel is 6 blocks from the Greyhound Bus station and approximately 8 miles from the Amtrak Railroad Station located at 730 Transfer Road in St. Paul. Metropolitan Transit Commission buses stop across from the hotel. Ample parking for automobiles is available in the hotel.

     The Shareholders' Meeting will be held in the Nicollet Ballrooms A and B. This area, together with the hotel's adjacent restrooms and facilities, is wheel chair accessible.

[LOGO]
P
R
O
X
Y                           AMERICAN EXPRESS COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING ON APRIL 25, 1994

    The undersigned hereby appoints Vernon E. Jordan Jr., Louise M. Parent and Stephen P. Norman, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403-2690, on April 25, 1994 at 10:00 A.M., local time, and at any adjournment thereof, as directed below with respect to the proposals set forth in the Proxy Statement and in their discretion upon any other matter that may properly come before the meeting or any adjournment thereof.

Election of Directors. Nominees:

     A. L. Armstrong, W. G. Bowen, D. M. Culver, C. W. Duncan Jr., R. M. Furlaud, H. Golub,
     B. Sills Greenough, F. R. Johnson, V. E. Jordan Jr., H. A. Kissinger,
     D. Lewis, A. Papone, R. S. Penske, F. P. Popoff, J. E. Stiefler.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN THIS CARD. THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENT THEREOF.

- - - --------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE.

                                      (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                                                                                                      X      Please mark
                                                                                                              your votes
                                                                                                              this way.

                                                           ----------------              ----------------------    ----------------
                                                                COMMON                   DIVIDEND REINVESTMENT         RESTRICTED





    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER.
    IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3, 4, 5 AND 6.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.         THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                          WITHHELD                AGAINST ITEMS 3, 4, 5 AND 6.
                                       FOR                FROM
                                       ALL                 ALL
                                      NOMINEES            NOMINEES
                                                                                                             FOR AGAINST ABSTAIN
     ITEM 1--ELECTION OF DIRECTORS.     / /                 / /               Item 3--SHAREHOLDER PROPOSAL
                                                                              RELATING TO
     FOR THE SLATE, EXCEPT VOTE WITHHELD FROM THE FOLLOWING                   CUMULATIVE VOTING.             / /    / /     / /
     NOMINEE(S):


     ------------------------------------------------------------             Item 4--SHAREHOLDER PROPOSAL
                                       FOR      AGAINST   ABSTAIN             RELATING TO
                                                                              TERM LIMITS FOR DIRECTORS.     / /    / /    / /


     Item 2--SELECTION OF ERNST &      / /        / /       / /               Item 5--SHAREHOLDER PROPOSAL
             YOUNG AS INDEPENDENT                                             RELATING TO
             AUDITORS.                                                        EXECUTIVE COMPENSATION.        / /    / /    / /



                                                                              Item 6--SHAREHOLDER PROPOSAL
                                                                              RELATING TO
                                                                              THE CERES PRINCIPLES.          / /    / /    / /

                                                                                I PLAN TO ATTEND MEETING.                  / /
                                                                                 COMMENTS/ADDRESS CHANGE                   / /
                                                                             Please mark this box if you have
                                                                             written comments/address change
                                                                                   on the reverse side.

SIGNATURE(S)-----------------------------------         DATE----------------
       NOTE: PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, CORPORATE OFFICER, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

[LOGO]
P
R
O
X
Y                           AMERICAN EXPRESS COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING ON APRIL 25, 1994

    The undersigned hereby appoints Vernon E. Jordan Jr., Louise M. Parent and Stephen P. Norman, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403-2690, on April 25, 1994 at 10:00 A.M., local time, and at any adjournment thereof, as directed below with respect to the proposals set forth in the Proxy Statement and in their discretion upon any other matter that may properly come before the meeting or any adjournment thereof.

Election of Directors. Nominees:

     A. L. Armstrong, W. G. Bowen, D. M. Culver, C. W. Duncan Jr., R. M. Furlaud, H. Golub,
     B. Sills Greenough, F. R. Johnson, V. E. Jordan Jr., H. A. Kissinger,
     D. Lewis, A. Papone, R. S. Penske, F. P. Popoff, J. E. Stiefler.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN THIS CARD. THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENT THEREOF.

- - - --------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE.

                                      (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                                                                                                      X      Please mark
                                                                                                              your votes
                                                                                                              this way.

                               ----------------            ----------------              ----------------------    ----------------
                                    AESOP                         ISP                         IDS SP/I & T            IDS DVPSP/RP





    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER.
    IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3, 4, 5 AND 6.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.         THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                          WITHHELD                AGAINST ITEMS 3, 4, 5 AND 6.
                                       FOR                FROM
                                       ALL                 ALL
                                      NOMINEES            NOMINEES
                                                                                                             FOR AGAINST ABSTAIN
     ITEM 1--ELECTION OF DIRECTORS.     / /                / /                Item 3--SHAREHOLDER PROPOSAL
                                                                              RELATING TO
     FOR THE SLATE, EXCEPT VOTE WITHHELD FROM THE FOLLOWING                   CUMULATIVE VOTING.             / /    / /     / /
     NOMINEE(S):


     ------------------------------------------------------------             Item 4--SHAREHOLDER PROPOSAL
                                       FOR      AGAINST   ABSTAIN             RELATING TO
                                                                              TERM LIMITS FOR DIRECTORS.     / /    / /    / /


     Item 2--SELECTION OF ERNST &      / /        / /       / /               Item 5--SHAREHOLDER PROPOSAL
             YOUNG AS INDEPENDENT                                             RELATING TO
             AUDITORS.                                                        EXECUTIVE COMPENSATION.        / /    / /    / /



                                                                              Item 6--SHAREHOLDER PROPOSAL
                                                                              RELATING TO
                                                                              THE CERES PRINCIPLES.          / /    / /    / /

                                                                                I PLAN TO ATTEND MEETING.                  / /
                                                                                 COMMENTS/ADDRESS CHANGE                   / /
                                                                             Please mark this box if you have
                                                                             written comments/address change
                                                                                   on the reverse side.

SIGNATURE(S)-----------------------------------         DATE----------------
       NOTE: PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, CORPORATE OFFICER, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

[LOGO]
P
R
O
X
Y                           AMERICAN EXPRESS COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING ON APRIL 25, 1994

    The undersigned hereby appoints Vernon E. Jordan Jr., Louise M. Parent and Stephen P. Norman, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403-2690, on April 25, 1994 at 10:00 A.M., local time, and at any adjournment thereof, as directed below with respect to the proposals set forth in the Proxy Statement and in their discretion upon any other matter that may properly come before the meeting or any adjournment thereof.

Election of Directors. Nominees:

     A. L. Armstrong, W. G. Bowen, D. M. Culver, C. W. Duncan Jr., R. M. Furlaud, H. Golub,
     B. Sills Greenough, F. R. Johnson, V. E. Jordan Jr., H. A. Kissinger,
     D. Lewis, A. Papone, R. S. Penske, F. P. Popoff, J. E. Stiefler.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN THIS CARD. THE SIGNER HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY ADJOURNMENT THEREOF.

- - - --------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE.

                                      (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                                                                                                      X      Please mark
                                                                                                              your votes
                                                                                                              this way.

                               ----------------            ----------------              ----------------------    ----------------
                                   LB ESOP                     ESPP 001                        ESPP 004                 LTIP





    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER.
    IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3, 4, 5 AND 6.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.         THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                          WITHHELD                AGAINST ITEMS 3, 4, 5 AND 6.
                                       FOR                FROM
                                       ALL                 ALL
                                      NOMINEES            NOMINEES
                                                                                                             FOR AGAINST ABSTAIN
     ITEM 1--ELECTION OF DIRECTORS.     / /                / /                Item 3--SHAREHOLDER PROPOSAL
                                                                              RELATING TO
     FOR THE SLATE, EXCEPT VOTE WITHHELD FROM THE FOLLOWING                   CUMULATIVE VOTING.             / /    / /     / /
     NOMINEE(S):


     ------------------------------------------------------------             Item 4--SHAREHOLDER PROPOSAL
                                       FOR      AGAINST   ABSTAIN             RELATING TO
                                                                              TERM LIMITS FOR DIRECTORS.     / /    / /    / /


     Item 2--SELECTION OF ERNST &      / /        / /       / /               Item 5--SHAREHOLDER PROPOSAL
             YOUNG AS INDEPENDENT                                             RELATING TO
             AUDITORS.                                                        EXECUTIVE COMPENSATION.        / /    / /    / /



                                                                              Item 6--SHAREHOLDER PROPOSAL
                                                                              RELATING TO
                                                                              THE CERES PRINCIPLES.          / /    / /    / /

                                                                                I PLAN TO ATTEND MEETING.                  / /
                                                                                 COMMENTS/ADDRESS CHANGE                   / /
                                                                             Please mark this box if you have
                                                                             written comments/address change
                                                                                   on the reverse side.

SIGNATURE(S)-----------------------------------         DATE----------------
       NOTE: PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, CORPORATE OFFICER, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                     LEHMAN BROTHERS HOLDINGS INC.

                                                             March 14, 1994

To: Members of one or more of the followinq plans:

   Lehman Brothers Holdings Inc. Employee Stock Ownership Plan
   Shearson Lehman Brothers Holdings Inc. Employee Stock Purchase Plan (001) Shearson Lehman Brothers Holdings Inc. Employee Stock Purchase Plan (004) American Express 1989 Long-Term Incentive Plan (LB Employees Only)

   On April 25, 1994, American Express Company ("American Express") will hold its Annual Meeting of Shareholders (the "Annual Meeting") for the purposes indicated in the Notice of Annual Meeting of Shareholders and Proxy Statement of American Express, which are enclosed herewith. In addition, a proxy card for use in connection with the Annual Meeting is also enclosed, as is a copy of the 1993 Annual Report to Shareholders of American Express, unless you have already received the Annual Report in another mailing by the American Express transfer agent or in a distribution by your employer.

   The enclosed proxy card indicates the number of whole shares credited to your account(s) in one or more of the above listed plans.

   The Lehman Brothers Holdings Inc. Employee Stock Ownership Plan (the "ESOP") provides that each ESOP participant has one vote for each American Express common share allocated to his or her account. The ESOP also provides that Boston Safe Deposit and Trust Company, as Trustee under the ESOP (the "Trustee"), will independently vote all unallocated American Express common shares held in the ESOP Trust and all such allocated shares as to which voting instructions are not timely received.

   It is important that Chemical Bank, which is acting on behalf of and at the direction of the Trustee and the Lehman Brothers Holdings Inc. Employee Benefit Plans Committee, as administrator of the plans listed above, receive your proxy card for tabulation by April 20, 1994.

   Accordingly, please mark, sign and date the accompanying proxy card in the spaces indicated and mail it as promptly as possible in the enclosed business reply envelope.

   Your vote will be held in strict confidence.

                                        Lehman Brothers Holdings Inc.
                                        Employee Benefit Plans Committee, as
                                        Administrator of the Plans

IDS TRUST COMPANY
1200 Northstar West
625 Marquette Avenue
Minneapolis, Minnesota 55402

                                                        March 14, 1994


To: Members of one or more of the following plans:

    - American Express Stock Ownership Plan ("AESOP")

    - American Express Incentive Savings Plan ("ISP")

    - IDS Savings Plan ("IDS SP")

    - IDS Incentive & Thrift Plan ("IDS I&T")

    - IDS DVP Savings Plan ("IDS DVPSP")

    - IDS DVP Retirement Plan ("IDS DVPRP")

      (IDS Trust Company is the Trustee for each of the above plans.)


   Enclosed are a proxy card and Proxy Statement for use in connection with the 1994 Annual Meeting of Shareholders of American Express Company (the "Company") to be held on April 25, 1994. Also enclosed is a copy of the Company's Annual Report to Shareholders for 1993, unless you have already received the Annual Report in another mailing by the Company's transfer agent. Under the terms of each of the above plans, you are entitled to instruct the applicable Trustee(s) as to the manner in which you wish the Company's common shares credited to your account(s) to be voted at the Annual Meeting or any adjournment thereof.

   The enclosed proxy card indicates the number of whole shares credited to your account(s) in one or more of the plans listed above as of February 28, 1994, except for the AESOP, which is as of December 31, 1993, and the IDS SP, which is as of January 31, 1994.

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                                   -2-

   Please indicate your vote with respect to each of the items set forth on the enclosed card and sign, date and mail the card as promptly as possible, using the enclosed business reply envelope. It is important that Chemical Bank, which is acting on behalf of and at the direction of the Trustee, receive your card for tabulation by April 20, 1994.

   Your vote will be held in strict confidence.

   Pursuant to the terms of the ISP, the IDS SP, the IDS I&T, the IDS
DVPSP and the IDS DVPRP, all Company common shares credited to your account(s) under the plan(s) as to which voting instructions are not timely received, and all shares held by these plans that have not been allocated to individual accounts, will be voted by the Trustee, on a plan-by-plan basis, in the same proportion as the other shares held in such plan(s) have been voted.

   With respect to the AESOP, shares as to which voting instructions are not timely received, and shares held by the AESOP that have not been allocated to individual accounts, will be voted as follows: (i) the shares held in the AESOP that are attributable to contributions with respect to plan years prior to 1987 will not be voted; and (ii) the remaining shares credited to AESOP accounts and shares held by the AESOP that have not been allocated to individual accounts will be voted by the Trustee in the same proportion as the other shares in the AESOP have been voted.



                      IDS TRUST COMPANY
                      Trustee of the American Express
                      Stock Ownership Plan, the American
                      Express Incentive Savings Plan,
                      the IDS Savings Plan, the IDS
                      Incentive & Thrift Plan, the
                      IDS DVP Savings Plan and the
                      IDS DVP Retirement Plan.